FINANCING AGREEMENT

         THIS FINANCING AGREEMENT (this "Agreement") is made this 23rd day of April, 1999, by and among MID-ATLANTIC REALTY TRUST, a real estate investment trust organized under the laws of the State of Maryland ("Mid-Atlantic") and MART LIMITED PARTNERSHIP, a limited partnership organized under the laws of the State of Maryland ("MART"; each of Mid-Atlantic and MART a "Borrower"; Mid-Atlantic and MART, collectively, the "Borrowers"), jointly and severally; and FMB BANK ("FMB"), FIRST UNION NATIONAL BANK ("First Union"), PROVIDENT BANK OF MARYLAND, a banking corporation organized under the laws of the State of Maryland ("Provident"), and CHEVY CHASE BANK, FSB, a depository institution chartered under the laws of the United States ("Chevy Chase") and each other financial institution which is a party to this Agreement, whether by execution of this Agreement or otherwise (collectively, the "Lenders" and individually, a "Lender"); and FMB BANK, in its capacity as administrative agent for each of the Lenders (the "Administrative Agent") and FIRST UNION NATIONAL BANK, in its capacity as documentation agent for each of the Lenders (the "Documentation Agent").


                                    RECITALS

         A. The Borrowers have applied to the Lenders for credit facilities consisting of (i) a revolving credit facility in the maximum principal amount of $75,000,000 and (ii) a letter of credit facility in the maximum principal amount of $5,000,000, as part of that revolving credit facility to be used by the Borrowers for the Permitted Uses described in this Agreement.

         B. The Lenders severally are willing to make those credit facilities available jointly and severally to the Borrowers upon the terms and subject to the conditions set forth in this Agreement.


                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

     Section 1.1    Certain Defined Terms.

         As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

         "Adjusted Unencumbered NOI" means as to the Borrowers on a consolidated basis for any period of determination thereof, the annualized NOI less the Unencumbered Capital Expenditure Reserve.

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         "Administrative  Agent" means the Person defined as the "Administrative
Agent" in the preamble of this  Agreement  and shall also include any  successor
Administrative   Agent   appointed   pursuant   to  Section   8.7.3   (Successor
Administrative Agent).

         "Administrative Agency Fee" and "Administrative Agency Fees" have the meanings described in Section 8.8 (Administrative Agency Fee).

         "Administrative Agent's Obligations" shall mean any and all Obligations payable solely to and for the exclusive benefit of the Administrative Agent by either of the Borrowers under the terms of this Agreement and/or any of the other Financing Documents, including, without limitation, any and all Administrative Agency Fees and Letter of Credit Fees.

         "Affiliate" means, with respect to any designated Person, any other Person, (a) directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with the Person designated, (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in such designated Person, or (c) five percent (5%) or more of whose stock or other equity interest is directly or indirectly owned or held by such designated Person. For purposes of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or other equity interests or by contract or otherwise.

         "Agreement" means this Financing Agreement, as amended, restated, supplemented or otherwise modified in writing in accordance with the provisions of Section 9.2 (Amendments; Waivers).

         "Agents" means the Administrative Agent and the Documentation Agent, collectively.

         "Agents' Obligations" means the collective reference to any and all Obligations payable solely to and for the exclusive benefit of either of the Agents by either or both of the Borrowers under the terms of this Agreement and/or any of the other Financing Documents.

         "Annual Debt Service" means as to the Borrowers on a consolidated basis for any period of determination thereof, the amount required to fully amortize the outstanding Unsecured Indebtedness with an amortization of twenty (20) years and an implied interest rate equivalent to the ten (10) year Treasury Note rate plus two and one-half percent (2.5%) per annum.

         "Applicable Interest Rate" means (a) the Eurodollar Rate or (b) the Base Rate.

         "Applicable Margin" means the applicable rate per annum added, as set forth in Section 2.4.1 (Applicable Interest Rates) to the Eurodollar Base Rate or the Prime Rate.

         "Assets" means at any date all assets that, in accordance with GAAP consistently applied, should be classified as assets on a consolidated balance sheet of the Borrowers and their respective Subsidiaries.

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         "Assignee" means any Eligible  Assignee to which any Lender assigns all or any portion of its interests under this Agreement, any Commitment, and the Revolving Loan, in accordance with the provisions of Section 9.5 (Assignments by Lenders), together with any and all successors and assigns of such Eligible Assignees; "Assignees" means the collective reference to all Assignees.

         "Bankruptcy Code" means Title 11 of the United States Code, as amended from time to time, and any successor Laws.

         "Base Rate" means the sum of (a) the Applicable Margin plus (b) the Prime Rate.

         "Base Rate Loan" means any advance of the Revolving Loan for which interest is to be computed with reference to the Base Rate.

         "Business Day" means any day other than a Saturday, Sunday or other day on which (a) in the case of FMB (as Administrative Agent and Lender), commercial banks in the State are authorized or required to close and, (b) in the case of the Lenders other than FMB, those Lenders are closed for the transaction of business at the addresses stated after their names on the signature pages of this Agreement.

         "Cancellation   Fee"  has  the  meaning   described  in  Section  2.1.7
(Cancellation Fee).

         "Cash and Cash Equivalents" means unrestricted (a) cash, (b) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (c) certificates of deposit with maturities of one (1) year or less from the date of acquisition of, or money market accounts maintained with the Administrative Agent, any Affiliate of the Administrative Agent, or any other domestic commercial bank having capital and surplus in excess of One Hundred Million Dollars ($100,000,000.00) or such other domestic financial institutions or domestic brokerage houses to the extent disclosed to, and approved by, the Administrative Agent and (d) commercial paper of a domestic issuer rated at least either A-1 by Standard & Poor's Corporation (or its successor) or P-1 by Moody's Investors Service, Inc. (or its successor) with maturities of six (6) months or less from the date of acquisition.

         "Closing Date" means the Business Day, in any event not later than April 23, 1999 on which the Administrative Agent shall be satisfied that the conditions precedent set forth in Section 4.1 (Conditions to Initial Advance) have been fulfilled or otherwise waived by the Administrative Agent.

         "Commitment" means with respect to each Lender, such Lender's Revolving Credit Commitment or Letter of Credit Commitment, as the case may be, and "Commitments" means the collective reference to the Revolving Credit Commitments and the Letter of Credit Commitment of all of the Lenders.

         "Committed Amount" means with respect to each Lender, such Lender's Revolving Loan Committed Amount and Letter of Credit Committed Amount, as the case may be, and "Committed Amounts" means collectively the Revolving Loan Committed Amount and the Letter

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of Credit Committed Amount, of each of the Lenders.

         "Commitment Fee" has the meaning described in Section 2.3.3 (Commitment
Fee).

         "Commonly   Controlled   Entity"  means  an  entity,   whether  or  not
incorporated, which is under common control with either Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code.

         "Contingent Liabilities" means as to the Borrowers on a consolidated basis for any period of determination thereof (a) any contingent obligation of any Person required to be shown on the Borrowers' balance sheet in accordance with GAAP, and (b) any obligation required to be disclosed in the footnotes to the Borrowers' financial statements in accordance with GAAP, guaranteeing partially or in whole any Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified of any Person and excluding any long-term ground lease obligations. Notwithstanding the foregoing, any litigation required to be disclosed in the footnotes to the Borrowers' financial statements in accordance with GAAP shall not be included as a "Contingent Liability" unless the same shall have been reserved for in accordance with GAAP.

         "Corporate  Leverage Ratio" means as to the Borrowers on a consolidated
basis  for  any  period  of  determination   thereof  the  ratio  of  (a)  Total
Indebtedness to (b) Total Asset Value.

         "Current  Letter of Credit  Obligations"  has the meaning  described in
Section 2.2.5 (Payments of Letters of Credit).

         "Credit Facility" means with respect to each Lender, such Lender's Pro Rata Share of the Revolving Credit Facility or the Letter of Credit Facility, as the case may be, and "Credit Facilities" means collectively the Revolving Credit Facility and the Letter of Credit Facility and any and all other credit facilities now or hereafter extended under or secured by this Agreement.

         "Deed of Trust" and "Deeds of Trust"  have the  meanings  described  in
Section 4.1.6 (Deeds of Trust).

         "Default" means an event that, with the giving of notice or lapse of time, or both, would constitute an Event of Default under the provisions of this Agreement.


         "EBITDA" means as to the Borrowers on a consolidated basis for any period of determination thereof, the net earnings (loss) for such period plus the sum of the following (to the extent included in the calculation of net earnings (loss) and without duplication): (a) depreciation and amortization expense plus (b) Interest Expense plus (c) income tax expense paid or accrued plus (d) extraordinary losses, losses from sales of assets and losses resulting from forgiveness of Indebtedness minus (e) extraordinary gains and gains from sales of assets plus (f) expenses associated with significant non-recurring events minus (g) income associated with significant non-recurring events plus
(h) minority interest expense.

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         "Eligible  Assignee"  means any Person who is: (a)  currently a Lender;
(b) a commercial bank, trust company, insurance company, savings and loan association, savings bank, investment bank, pension fund or mutual fund organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $5,000,000,000; or (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America. If such Person is not currently a Lender, such Person's senior unsecured long term indebtedness must be rated BBB or higher by S&P, Baa2 or higher by Moody's, or the equivalent or higher of either such rating by another rating agency of national reputation and reasonably acceptable to the Administrative Agent.

         "Enforcement Costs" means all expenses, charges, costs and fees whatsoever (including, without limitation, reasonable outside and allocated in-house counsel attorney's fees and expenses) of any nature whatsoever paid or incurred following an uncured Event of Default by or on behalf of the Administrative Agent and/or any of the Lenders in connection with (a) any or all of the Obligations, the Agents' Obligations, this Agreement and/or any of the other Financing Documents, (b) recording of the Deeds of Trust, (c) the creation, perfection, collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of this Agreement, any collateral securing the Obligations or any of the other Financing Documents, including, without limitation, those costs and expenses more specifically enumerated in Section 9.10 (Enforcement Costs), and
(d) the monitoring, administration, processing and/or servicing of any or all of the Obligations, the Agents' Obligations, this Agreement and/or any of the other Financing Documents.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Eurodollar Base Rate" means for any Interest Period with respect to any Eurodollar Loan, the per annum interest rate rounded upward, if necessary, to the nearest 1/100 of 1%, appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at or about 11:00 a.m. (London time) on the date that is two (2) Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Base Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         "Eurodollar Business Day" means any Business Day on which dealings in United States Dollar deposits are carried out on the London interbank market and on which commercial banks

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are open for domestic and international  business  (including dealings in Dollar deposits) in London, England.

         "Eurodollar Loan" means any advance of the Revolving Loan for which interest is to be computed with reference to the Eurodollar Rate.

         "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Loan, (a) the Applicable Margin, plus (b) the per annum rate of interest calculated pursuant to the following formula:

                                    Eurodollar Base Rate
                                    1.00 - Reserve Percentage

         "Event of Default" has the meaning described in ARTICLE VII (Default and Rights and Remedies).

         "Extension Fee" has the meaning  described in Section 2.3.4  (Extension
Fee).

         "Facilities" means the collective reference to the loan, letter of credit, interest rate protection, foreign exchange risk, cash management, and other credit facilities now or hereafter provided to either of the Borrowers by the Administrative Agent or the Lenders under this Agreement or otherwise by FMB.

         "FAD" or "funds available for distribution" means as to the Borrowers on a consolidated basis for any period of determination thereof, FFO minus principal amortization and non-revenue generating capital expenditures.

         "Federal Funds Rate" means for any day of determination, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day) by the Federal Reserve Bank for the next preceding Business Day) by the Federal Reserve Bank of Richmond or, if such rate is not so published for any day that is a Business Day, the average of quotations for such day on such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Administrative Agent.

         "Fees" means the collective reference to each fee payable to the Administrative Agent, for its own account or for the ratable benefit of the Lenders, under the terms of this Agreement or under the terms of any of the other Financing Documents, including, without limitation, the Revolving Credit Unused Line Fees, Letter of Credit Fees, the Cancellation Fee, the Commitment Fee, the Extension Fee and the Agency Fees.

         "Financing Documents" means at any time collectively this Agreement, the Notes, the Deeds of Trust, the Security Documents, the Letter of Credit Documents, and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by the Borrowers, or either of them and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or in connection with this Agreement, any Note, any Deed of Trust, any of the Security Documents, any of the Facilities, and/or any of the

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Obligations or the Agents' Obligations.

         "Fixed  Charge   Coverage  Ratio"  means  as  to  the  Borrowers  on  a
consolidated basis for any period of determination thereof the ratio of (a) EBITDA to (b) the sum of:

                           (i)      total   Interest   Expense,   whether  paid,
                  accrued or capitalized;

                           (ii)     scheduled   principal   payments  (excluding
                  balloon payments due at maturity); and

                           (iii)    dividends on preferred stock;

all for the most recent quarter.

         "Fixed or Capital Assets" of a Person at any date means all assets which would, in accordance with GAAP consistently applied, be classified on the balance sheet of such Person as property, plant or equipment at such date.

         "FFO" or "funds from operations" means as to the Borrowers on a consolidated basis for any period of determination thereof, the sum of net income (computed in accordance with GAAP), excluding the cumulative effects of changes in accounting principles, extraordinary or unusual items, and gains or losses from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures (which adjustments shall be calculated to reflect funds from operations as aforesaid).

         "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any department, agency or instrumentality thereof.

         "Hazardous Materials" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any substance the presence of which on any property now or hereafter owned, acquired or operated by either of the Borrowers, or any Affiliate of either of the Borrowers, is prohibited by any Law similar to those set forth in this definition; and (d) any other substance which by Law requires special handling in its collection, storage, treatment or disposal.

         "Hazardous Materials Contamination" means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials of any property owned, operated or controlled by either of the Borrowers, or any Affiliate of either of the Borrowers, or

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for which either of the Borrowers,  or any Affiliate of either of the Borrowers, has responsibility, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned, acquired or operated by either of the Borrowers, or any Affiliate of either of the Borrowers, and any other contamination by Hazardous Materials for which either of the Borrowers, or any Affiliate of either of the Borrowers, is, or is claimed to be, responsible.

         "Indebtedness" of a Person means at any date the total liabilities of such Person at such time determined in accordance with GAAP consistently applied.

         "Indebtedness for Borrowed Money" of a Person means at any time the sum at such time of (a) Indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) any obligations of such Person in respect of letters of credit, banker's or other acceptances or similar obligations issued or created for the account of such Person, (c) Lease
Obligations of such Person with respect to Capital Leases, (d) all liabilities secured by any Lien on any property owned by such Person, to the extent attached to such Person's interest in such property, even though such Person has not assumed or become personally liable for the payment thereof, (e) obligations of third parties which are being guarantied or indemnified against by such Person or which are secured by the property of such Person; (f) any obligation of such Person under an employee stock ownership plan or other similar employee benefit plan; (g) any obligation of such Person or a Commonly Controlled Entity to a Multi-employer Plan; and (h) any obligations, liabilities or indebtedness, contingent or otherwise, under or in connection with, any interest rate or currency swap agreements, cap, floor, and collar agreements, currency spot, foreign exchange and forward contracts and other similar agreements and arrangements; but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue (as determined in accordance with customary trade practices) or which are being disputed in good faith by such Person and for which adequate reserves are being provided on the books of such Person in accordance with GAAP.

         "Interest Coverage Ratio" means as to the Borrowers on a consolidated basis for any period of determination thereof, the ratio of (a) EBITDA to (b) total Interest Expense, whether paid, accrued or capitalized.

         "Interest Expense" means, for any period and without duplication, total interest expense of the Borrowers, whether paid, accrued or capitalized (including the interest component of Capital Leases but excluding interest expense covered by an interest reserve established under a construction loan facility) plus the Borrowers' shares (based on ownership) of accrued, paid or capitalized interest with respect to any Indebtedness of an affiliate of either of the Borrowers.

         "Interest Payment Date" means the first day of each calendar month commencing on May 1, 1999 and continuing thereafter until the Obligations have been irrevocably paid in full.

         "Interest   Period"  means  as  to  any  Eurodollar  Loan,  the  period commencing on and including the date such Eurodollar Loan is made (or on the effective date of the Borrowers' election to convert any Base Rate Loan to a Eurodollar Loan in accordance with the provisions

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of this Agreement) and ending on and including the day which is 30, 60, 90, 120,
150, 180 or 270 days thereafter, as selected by the Borrowers in accordance with the provisions of this Agreement, and thereafter, each period commencing on the last day of the then preceding Interest Period for such Eurodollar Loan and ending on and including the day which is 30, 60, 90, 120, 150, 180 or 270 days thereafter, as selected by the Borrowers in accordance with the provisions of this Agreement; provided, however that:

                  (a) the first day of any Interest Period shall be a Eurodollar Business Day;

                  (b) if any Interest Period would end on a day that shall not be a Eurodollar Business Day, such Interest Period shall be extended to the next succeeding Eurodollar Business Day unless such next succeeding Eurodollar Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding Eurodollar Business Day; and

                  (c) no Interest Period shall extend beyond the Revolving Credit Expiration Date.

         "Interest Rate Election Notice" has the meaning described in Section 2.4.2(e) (Selection of Interest Rates).

         "Interest Rate Protection Agreement" means any interest rate or currency swap agreements, hedging, cap, floor, and collar agreements, currency spot and forward contracts and other similar agreements and arrangements with the Administrative Agent or any Affiliate of the Administrative Agent.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the Income Tax Regulations issued and proposed to be issued thereunder.

         "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority.

         "Letter of Credit" and "Letters of Credit" shall have the meanings described in Section 2.2.1 (Letters of Credit).

         "Letter of Credit Agreement" means the collective reference to each letter of credit application and agreement substantially in the form of the Administrative Agent's then standard form of application for letter of credit or such other form as may be approved by the Administrative Agent, executed and delivered by either of the Borrowers in connection with the issuance of a Letter of Credit, as the same may from time to time be amended, restated, supplemented or modified; and "Letter of Credit Agreements" means all of the foregoing in effect at any time and from time to time.

         "Letter of Credit Cash Collateral Account" has the meaning described in
Section 2.2.3 (Terms of Letters of Credit).

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         "Letter  of  Credit  Documents"  means  any and  all  drafts  under  or purporting to be under a Letter of Credit, any Letter of Credit Agreement, and any other instrument, document or agreement executed and/or delivered by either of the Borrowers or any other Person under, pursuant to or in connection with a Letter of Credit or any Letter of Credit Agreement.

         "Letter of Credit Facility" means the facility  established pursuant to
Section 2.2 (Letter of Credit Facility).

         "Letter of Credit Fee" and "Letter of Credit Fees" have the meanings described in Section 2.2.2 (Letter of Credit Fees).

         "Letter of Credit Obligations" means the collective reference to all Obligations of either of the Borrowers with respect to the Letters of Credit and the Letter of Credit Agreements.

         "Liabilities" means at any date all liabilities that, in accordance with GAAP consistently applied, should be classified as liabilities on a consolidated balance sheet of the Borrowers and their respective Subsidiaries.

         "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, lien, hypothecation, provision in any instrument or other document for confession of judgment, cognovit or other similar right or remedy, claim or charge of any kind, whether perfected or unperfected, avoidable or unavoidable, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, excluding the precautionary filing of any financing statement by any lessor in a true lease transaction under the Uniform Commercial Code of any jurisdiction or the agreement to give any financing statement by any lessee in a true lease transaction.

         "Loan Notice" has the meaning described in Section 2.1.2 (Procedure for Making Advances).

         "Multi-employer Plan" means a Plan that is a Multi-employer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Outstandings" of any Lender means, at any time, the sum of (a) all amounts paid by such Lender (other than pursuant to Section 8.5 (Indemnification)) to the Administrative Agent in respect to the Revolving Loan or otherwise under this Agreement, minus (b) all amounts paid by the Administrative Agent to such Lender which are received by the Administrative Agent and which, pursuant to this Agreement, are paid over to such Lender for application in reduction of the outstanding principal balance of the Revolving Loan.

         "NOI" means as to the Borrowers on a consolidated basis for any period of determination thereof the sum of (a) rents and other income received in the ordinary course of business from the Unencumbered Properties (including proceeds of rent loss insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants' obligations for rent and further adjusted to omit the straight-line treatment of rent) minus (b) all expenses (other than Interest Expense and minority interest expense) paid or accrued related to the ownership, operation or maintenance of the Unencumbered Properties, including, but not limited to, taxes, assessments and other similar charges, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, general and administrative expenses and property management fees (equal to the greater of actual management fees or three and one-half of one percent (3.5%) of revenues), but specifically excluding general overhead expenses of the Borrowers.

         "Non-Ratable Loan" means an advance under the Revolving Loan made by FMB in accordance with the provisions of Section 2.5.2 (Settlement Procedures as to Revolving Loan).

         "Note" means any Revolving Credit Note, as the case may be, and "Notes" means collectively each Revolving Credit Note, and any other promissory note which may from time to time evidence all or any portion of the Obligations.

         "Obligations" means all present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of either of the Borrowers to the Lenders and/or Administrative Agent and/or the Documentation Agent under, arising pursuant to, in connection with and/or on account of the provisions of this Agreement, each Note, each Security Document, Interest Rate Protection Agreement and/or any of the other Financing Documents, the Revolving Loan, and/or any of the Facilities including, without limitation, the principal of, and interest on, each Note, late charges, the Fees, Enforcement Costs, and prepayment premiums or breakage charges (if any), letter of credit fees or fees charged with respect to any guaranty of any letter of credit.

         "Occupancy Rate" means for any period of determination the ratio, expressed as a percentage, of (a) the aggregate square footage of a real estate Asset actually occupied by tenants paying rent pursuant to binding leases to (b) the aggregate rentable square footage of such real estate Asset.

         "Outstanding Letter of Credit Obligations" has the meaning described in
Section 2.2.3 (Terms of Letters of Credit).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permitted Liens" means: (a) Liens for Taxes which are not delinquent or which the Administrative Agent has determined in the exercise of its sole and absolute discretion (i) are being diligently contested in good faith and by appropriate proceedings, and such contest operates to suspend collection of the contested Taxes and enforcement of a Lien, (ii) the respective Borrower has the financial ability to pay, with all penalties and interest, at all times without materially and adversely affecting such Borrower, and (iii) are not, and will not be with appropriate filing, the giving of notice and/or the passage of time, entitled to priority over any Lien of the Administrative Agent and/or the Lenders; (b) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance in the ordinary course of business; (c) Liens existing as of the date hereof and reflected on the

Borrowers' financial statements provided pursuant to Section 3.1.10 (Financial Condition) (d) judgment Liens to the extent the entry of such judgment does not constitute a Default or an Event of Default under the terms of this Agreement or result in the sale or levy of, or execution on any of the Unencumbered Properties; and (e) Liens created subsequent to the date hereof which do not constitute or result in a Default or an Event of Default under the terms of this Agreement.

         "Permitted Uses" means as of the date hereof, the payment of all of the Borrowers' obligations to the Administrative Agent, and after the date hereof
(a) the payment of operating and general corporate expenses, (b) to provide financing for acquisition, development, expansion and renovation costs of real estate properties of either of the Borrowers and (c) to support the issuance of standby letters of credit for the Borrowers' ordinary business purposes.

         "Person"   means  and  includes  an  individual,   a   corporation,   a
partnership, a joint venture, a limited liability company or partnership, a trust, an unincorporated association, a Governmental Authority, or any other organization or entity.

         "Plan" means any pension plan that is covered by Title IV of ERISA and in respect of which either Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3 of ERISA.

         "Post-Default Rate" means the Base Rate in effect from time to time, plus two percent (2%) per annum.

         "Post-Termination Date Letter of Credit" and "Post-Termination Date Letters of Credit" have the meanings described in Section 2.2.3 (Terms of Letters of Credit).

         "Prepayment"   means  a  Revolving   Loan  Optional   Prepayment,   and
"Prepayments" mean collectively all Revolving Loan Optional Prepayments.

         "Pricing Ratio" means the Corporate Leverage Ratio.

         "Prime Rate" means the floating and fluctuating per annum prime commercial lending rate of interest of the Administrative Agent, as established and declared by the Administrative Agent at any time or from time to time. The Prime Rate shall be adjusted automatically, without notice, as of the effective date of any change in such prime commercial lending rate. The Prime Rate does not necessarily represent the lowest rate of interest charged by the Administrative Agent or any of the Lenders to borrowers.

         "Pro Rata Share" means at any time and as to any Lender, the percentage derived by dividing the unpaid principal amount of the Revolving Loan and Letter of Credit Obligations owing to that Lender by the aggregate unpaid principal amount of all Revolving Loans and Letter of Credit Obligations then outstanding; or if no Revolving Loans or Letter of Credit Obligations are outstanding, by dividing the total amount of such Lender's Commitments by the total amount of the Commitments of the Administrative Agent and all of the Lenders.

         "REIT" means a real estate investment trust under the Internal Revenue Code.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder.

         "Reserve Percentage" means, at any time, the then current maximum rate for which reserves (including any basic, supplemental, marginal and emergency reserves) are required to be maintained by member banks of the Federal Reserve System under Regulation D of the Board of Governors of the Federal Reserve System against "Eurocurrency liabilities", as that term is defined in Regulation
D. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

         "Responsible Officer" means for each Borrower, its chief executive officer, president or executive vice president or, with respect to financial matters, its chief financial officer.

         "Requisite Lenders" means at any time of determination one or more of the Lenders holding at least sixty percent (60%) of the Commitments.

         "Revolving Credit Commitment" means the agreement of a Lender relating to the making the Revolving Loan and advances thereunder subject to and in accordance with the provisions of this Agreement; and "Revolving Credit Commitments" means the collective reference to the Revolving Credit Commitment of each of the Lenders.

         "Revolving Credit Commitment Period" means the period of time from the Closing Date to the Business Day preceding the Revolving Credit Termination Date.

         "Revolving  Credit  Committed  Amount"  has the  meaning  described  in
Section 2.1.1 (Revolving Credit Facility).

         "Revolving Credit Expiration Date" means April 22 2002; provided, however, from January 1, 2001 through January 31, 2001, the Borrowers may request in writing to extend the Revolving Credit Expiration Date for a period of one (1) year, provided no Event of Default exists. Any decision to extend the Revolving Credit Expiration Date shall be made within sixty (60) days after receipt of the Borrower's written request in the sole and absolute discretion of the Administrative Agent and the Lenders, respectively, and shall be evidenced in writing executed by each of them.

         "Revolving Credit Facility" means the facility established by the Lenders pursuant to Section 2.1 (Revolving Credit Facility).

         "Revolving Credit Note" and "Revolving Credit Notes" have the meanings described in Section 2.1.3 (Revolving Credit Notes).

         "Revolving  Credit Pro Rata Share" has the meaning described in Section
2.1.1 (Revolving Credit Facility).

         "Revolving Credit Termination Date" means the earlier of (a) the Revolving Credit Expiration Date, or (b) the date on which the Revolving Credit Commitments are terminated pursuant to Section 7.2 (Remedies) or otherwise.

         "Revolving Credit Unused Line Fee" and "Revolving Credit Unused Line Fees" have the meanings described in Section 2.1.6 (Revolving Credit Unused Line
Fee).

         "Revolving Loan" has the meaning described in Section 2.1.1 (Revolving Credit Facility).

         "Revolving Loan Account" has the meaning described in Section 2.1.5 (Revolving Loan Account).

         "Revolving Loan Optional Prepayment" and "Revolving Loan Optional Prepayments" have the meanings described in Section 2.1.4 (Optional Prepayment of Revolving Loan).

         "Secured Indebtedness" is defined as all indebtedness secured by deeds of trust, mortgages, indemnity deeds of trust or any other lien instruments.

         "Security Documents" means collectively any assignment, pledge agreement, security agreement, mortgage, deed of trust, deed to secure debt, financing statement and any similar instrument, document or agreement under or pursuant to which a Lien is now or hereafter granted to, or for the benefit of, the Administrative Agent and/or the Lenders on any real or personal property of any Person to secure all or any portion of the Obligations and the Agents' Obligations, all as the same may from time to time be amended, restated, supplemented or otherwise modified.

         "Settlement Date" means each Business Day after the Closing Date selected by the Administrative Agent in its sole discretion subject to and in accordance with the provisions of Section (Settlement Procedures as to Revolving
Loan) as of which a Settlement Report is delivered by the Administrative Agent and on which settlement is to be made among the Lenders in accordance with the provisions of Section 2.3.5 (Payments).

         "Settlement Report" means each report prepared by the Administrative Agent and delivered to each Lender and setting forth, among other things, as of the Settlement Date indicated thereon and as of the next preceding Settlement Date, the aggregate outstanding principal balance of the Revolving Loan, each Lender's Revolving Credit Pro Rata Share thereof, each Lender's Net Outstandings and all Non-Ratable Loans made, and all payments of principal, interest and Fees received by the Administrative Agent from the Borrowers during the period beginning on such next preceding Settlement Date and ending on such Settlement Date.

         "State" means the State of Maryland.

         "Subordinated Debt" means the convertible subordinated debentures issued by Mid- Atlantic in the principal amount of $60,000,000 scheduled to mature September __, 2003.

         "Subordinated Indebtedness" means all Indebtedness, including, without limitation, the Subordinated Debt, incurred at any time by either of the Borrowers, which is subordinated to the Obligations.

         "Subsidiary" means any corporation or limited liability company the majority of the voting shares of which at the time are owned directly by either Borrower and/or by one or more Subsidiaries of either Borrower or any partnership, joint venture or limited partnership the majority ownership interests of which at the time are owned directly by either Borrower and/or by one or more Subsidiaries of either Borrower.

         "Tangible Net Worth" means as to the Borrowers on a consolidated basis at any date of determination thereof, Total Asset Value minus Total Liabilities.

         "Taxes" means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority on either of the Borrowers or any of its or their properties or assets or any part thereof or in respect of any of its or their franchises, businesses, income or profits.

         "Total Asset Value" means as to the Borrowers on a consolidated basis for any period of determination thereof, the sum of:

                  (a) for all properties owned during the entire fiscal quarter most recently ended, EBITDA for the most recent quarter annualized and divided by a capitalization rate of ten percent (10%) and with respect to any properties acquired during the most recent fiscal quarter, the undepreciated purchase price paid for such properties less any amounts paid to either of the Borrowers or any Subsidiary as a purchase price adjustment, held in escrow, retained as a contingency reserve, or other similar arrangement (including without duplication the Borrower's or Subsidiary's proportionate share of undepreciated purchase price paid for such property of unconsolidated Affiliates of either of the Borrowers or such Subsidiary;

                  (b) new development projects at GAAP value, limited to fifteen percent (15%) of Total Asset Value;

                  (c) raw land at GAAP value, limited to five percent (5%) of Total Asset Value; and

                  (d) Cash and Cash Equivalents.

         "Total Indebtedness" means as to the Borrowers on a consolidated basis for any period of determination thereof, all borrowings, including lines of credit, mortgages payable, construction loans, debt in unconsolidated entities and Contingent Liabilities, excluding the Subordinated Debt.

         "Total Liabilities" means as to the Borrowers on a consolidated basis for any period of determination thereof, all items shown as liabilities on the Borrowers' consolidated balance sheet, excluding the Subordinated Debt and minority interests.

         "Total Revolving Credit Committed  Amount" has the meaning described in
Section 2.1.1

(Revolving Credit Facility).

         "Unencumbered Asset Value" means as to the Borrowers on a consolidated basis for any period of determination thereof, the Adjusted Unencumbered NOI for all Unencumbered Properties for the most recent quarter annualized and divided by a ten percent (10%) capitalization rate. Properties that do not satisfy the conditions set forth in the definition of Unencumbered Properties will not be given any worth in the determination of Unencumbered Asset Value.

         "Unencumbered Capital Expenditure Reserve" means a reserve for capital expenditures relating to the Unencumbered Properties calculated at the rate of $.25 per square foot.

         "Unencumbered Interest Coverage" means as to the Borrowers on a consolidated basis for any period of determination thereof, the ratio of (a) Adjusted Unencumbered NOI for the most recent quarter to (b) total Interest Expense on all unsecured borrowings, excluding the Subordinated Debt, whether paid, accrued or capitalized, for the most recent quarter.

         "Unencumbered   Leverage   Ratio"  means  as  to  the  Borrowers  on  a
consolidated basis for any period of determination thereof, the ratio of (a) total Unsecured Indebtedness to (b) total Unencumbered Asset Value.

         "Unencumbered Properties" means properties, excluding raw land, owned by one or both of the Borrowers or a Subsidiary of either of the Borrowers, that, collectively, have an Occupancy Rate in the aggregate equal to or greater than eighty-five percent (85%) with all tenants comprising such Occupancy Rate paying base rent in accordance with the terms of their respective leases (i.e., no arrearages in excess of sixty (60) days) and actually occupying and operating at the premises (i.e., none of the tenants comprising the Occupancy Rate have "gone dark") and each of which satisfies the following criteria:

                  (a)  it is improved;

                  (b) it is either (i) owned in fee simple by one of the Borrowers or a Subsidiary or (ii) leased to one of the Borrowers or a Subsidiary pursuant to a ground lease with (A) an aggregate term of not less than thirty (30) years inclusive of all ground lessee options to extend acceptable to the Agents and the Lenders and (B) with notice of default to the Administrative Agent with opportunity to cure acceptable to the Agents and the Lenders, including, the Administrative Agent's right to assume the ground lessee's obligations under the lease without the ground lessor's approval;

                  (c) it is not subject to any Lien other than Permitted Liens described in subsections (a) through (d), inclusive, of the definition of Permitted Liens;

                  (d) it has been accepted by the Requisite Lenders for inclusion as an Unencumbered Property; and

                  (e) it has an Occupancy Rate of seventy percent (70%) or greater, with all tenants comprising such Occupancy Rate paying base rent in accordance with the terms of their respective leases (i.e., no arrearages in excess of sixty (60) days) and actually occupying and operating at the premises (i.e., none of the tenants comprising the Occupancy Rate have "gone dark").

         "Unsecured Indebtedness" includes all unsecured borrowings, excluding the Subordinated Debt.

         "Wholly Owned Subsidiary" means any domestic United States corporation or limited liability company all the shares of stock of all classes of which (other than directors' qualifying shares) at the time are owned directly or indirectly by a Borrower and/or by one or more Wholly Owned Subsidiaries of a Borrower or any partnership, joint venture or limited partnership all the ownership interests of which at the time are owned directly by either Borrower and/or by one or more Subsidiaries of either Borrower.

         "Year 2000 Problem" means the inability of computers and computer software, as well as embedded microchips in non-computing devices, to perform properly, including the performance of date-sensitive functions with respect to certain dates prior to and after December 31, 1999, together with any and all consequences related thereto.

     Section 1.2  Accounting  Terms and  Other  Definitional  Provisions.
                  --------------------------------------------------------

         Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP, as consistently applied to the applicable Person. All terms used herein which are defined by the Uniform Commercial Code shall have the same meanings as assigned to them by the Uniform Commercial Code unless and to the extent varied by this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are references to articles, sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to any one or more of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified. Reference in this Agreement and the other Financing Documents to the "Borrower", the "Borrowers", "each Borrower" or otherwise with respect to either of the Borrowers shall mean each and every Borrower and both of the Borrowers, jointly and severally, unless a specific Borrower is expressly identified.

                                   ARTICLE II
                              THE CREDIT FACILITIES

     Section 2.1 The Revolving Credit Facility.

               2.1.1   Revolving Credit Facility.

                       Subject to and upon the provisions of this Agreement, the Lenders collectively, but severally, establish a revolving credit facility in favor of the Borrowers. The aggregate of all advances under the Revolving Credit Facility is sometimes referred to in this Agreement collectively as the "Revolving Loan".

                        The amount set forth below opposite each Lender's name is herein called such Lender's "Revolving Credit Committed Amount" and the total of each Lender's Revolving Credit Committed Amount is herein called the "Total Revolving Credit Committed Amount". The proportionate share set forth below opposite each Lender's name is herein called such Lender's "Revolving Credit Pro Rata Share":

Lender                            Revolving Credit            Revolving Credit
------                              Committed                   Pro Rata Share
                                      Amount                    --------------
                                      ------
FMB                                $30,000,000                       40%

First Union                        $25,000,000                     33.34%
Provident                          $10,000,000                     13.33%
Chevy Chase                        $10,000,000                     13.33%
Total Revolving Credit             $75,000,000                      100%
Committed Amount


                        Neither the Administrative Agent nor any of the Lenders shall be responsible for the Revolving Credit Commitment of any other Lender, nor will the failure of any Lender to perform its obligations under its Revolving Credit Commitment in any way relieve any other Lender from performing its obligations under its Revolving Credit Commitment.

                        During the Revolving Credit Commitment Period, any or all of the Borrowers may request advances under the Revolving Credit Facility in accordance with the provisions of this Agreement; provided that after giving effect to either Borrower's request:

                        (a) the outstanding principal balance of each Lender's Pro Rata Share of the Revolving Loan and of the Letter of Credit Obligations would not exceed such Lender's Revolving Credit Pro Rata Share; and,

                        (b) the aggregate outstanding principal balance of the

Revolving Loan and all Letter of Credit Obligations would not exceed the Total Revolving Credit Committed Amount.

               2.1.2 Procedure for Making Advances Under the Revolving Loan; Lender Protection Loans.

               The Borrowers may borrow under the Revolving Credit Facility on any Business Day; provided, however, advances shall be in amounts not less than One Million Dollars ($1,000,000) and may only be made in integral multiples of Five Hundred Thousand Dollars ($500,000). The maximum number of advances of the Revolving Loan outstanding at any point in time shall be ten (10). Advances under the Revolving Loan shall be deposited to a demand deposit account of Mid-Atlantic with the Administrative Agent or shall be otherwise applied as directed by the Borrowers, which direction the Administrative Agent may require to be in writing. Not later than 10:00 a.m. (Baltimore City Time) on the date of the requested borrowing, the Borrowers shall give the Administrative Agent oral or written notice (a "Loan Notice") of the amount and (if requested by the Administrative Agent) the purpose of the requested borrowing. Any oral Loan Notice shall be confirmed in writing by the Borrowers within three (3) Business Days after the making of the requested advance under the Revolving Loan. Each Loan Notice shall be irrevocable. Upon receipt of any such Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of each advance to be made by such Lender on the requested borrowing date under such Lender's Revolving Credit Commitment.

               Not later than 1:00 p.m. (Baltimore City Time) on each requested borrowing date for the making of advances under the Revolving Loan, each Lender shall, if it has received timely notice from the Administrative Agent of the Borrowers' request for such advances, make available to the Administrative Agent, in funds immediately available to the Administrative Agent at the Administrative Agent's office set forth in Section 9.1 (Notices), such Lender's Pro Rata Share of the advances to be made on such date.

               In addition, subsequent to a Default each of the Borrowers hereby irrevocably authorizes the Lenders at any time and from time to time, without further request from or notice to the Borrowers, to make advances under the Revolving Loan which the Administrative Agent, in its sole and absolute discretion, deems necessary or appropriate to cure the Default, if curable by the payment of money and protect the interests of the Administrative Agent and/or any or all of the Lenders under this Agreement, including, without limitation, principal of, and/or interest on, the Revolving Loan, the Obligations (including any Letter of Credit Obligations), and/or Enforcement Costs, prior to, on, or after the termination of other advances under this Agreement, regardless of whether the outstanding principal amount of the Revolving Loan which the Lenders may advance hereunder exceeds the Total Revolving Credit Committed Amount.

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






               2.1.3 Revolving Credit Notes.

               The obligation of the Borrowers to pay each Lender's Pro Rata Share of the Revolving Loan, with interest, shall be evidenced by a series of promissory notes (as from time to time extended, amended, restated, supplemented or otherwise modified, collectively the "Revolving Credit Notes" and individually a "Revolving Credit Note") substantially in the form of EXHIBIT "A" attached hereto and made a part hereof, with appropriate insertions. Each Lender's Revolving Credit Note shall be dated as of the Closing Date, shall be payable to the order of such Lender at the times provided in the Revolving Credit Note, and shall be in the principal amount of such Lender's Revolving Credit Pro Rata Share. Each of the Borrowers acknowledges and agrees that if the outstanding principal balance of the Revolving Loan outstanding from time to time exceeds the aggregate face amount of the Revolving Credit Notes the excess shall bear interest at the Post-Default Rate and shall be payable, with accrued interest, ON DEMAND. The Revolving Credit Notes shall not operate as a novation of any of the Obligations or nullify, discharge, or release any such Obligations or the continuing contractual relationship of the parties hereto in accordance with the provisions of this Agreement.

               2.1.4 Optional Prepayments of Revolving Loan.

               The Borrowers shall have the option at any time and from time to time to prepay (each a "Revolving Loan Optional Prepayment" and collectively the "Revolving Loan Optional Prepayments") the Revolving Loan, in whole or in part without premium or penalty; provided, however, partial Revolving Loan Optional Prepayments shall be in amounts not less than One Million Dollars ($1,000,000) and may only be made in integral multiples of Five Hundred Thousand Dollars ($500,000) and any prepayment shall be subject to payment of all applicable sums as calculated pursuant to Section 2.4.4 (Indemnity). Revolving Loan Optional Prepayments shall be made following a timely and proper written notice to the Administrative Agent with respect thereto specifying the date and amount of any intended Revolving Loan Optional Prepayment. The amount to be prepaid shall be paid by the Borrowers to the Administrative Agent on the date specified for such prepayment. Revolving Loan Optional Prepayments shall be irrevocable.

               2.1.5 Revolving Loan Account.

               The Administrative Agent will establish and maintain a loan account on its books (the "Revolving Loan Account") to which the Administrative Agent will (a) debit (i) the principal amount of each advance under the Revolving Loan made by the Lenders hereunder as of the date made, (ii) the amount of any interest accrued on the Revolving Loan as and when due, and (iii) any other amounts due and payable by the Borrowers to the Administrative Agent and/or the Lenders from time to time under the provisions of this Agreement in connection with the Revolving Loan, including, without limitation, Enforcement Costs, Fees, late charges, and service, collection and audit fees, as and when due and payable, and (b) credit all payments made by the Borrowers to the Administrative Agent on account of the Revolving Loan as of the date made. All credit entries to the Revolving Loan Account are conditional and shall be readjusted as of the date made if final and indefeasible payment is not received by the Administrative Agent in cash or solvent credits. Any and all periodic or other statements or reconciliations, and the information contained in those statements or reconciliations, of the Revolving Loan Account shall be final, binding and conclusive upon the Borrowers and the Lenders in all respects, absent manifest error, unless the Administrative Agent receives specific written objection thereto from the Borrowers within thirty (30) Business Days after such statement or reconciliation shall have been sent by the Administrative Agent.

               2.1.6 Revolving Credit Unused Line Fee.

               The Borrowers shall pay to the Administrative Agent for the ratable benefit of the Lenders a quarterly revolving credit facility fee (collectively, the "Revolving Credit Unused Line Fees" and individually, a "Revolving Credit Unused Line Fee") in an amount equal to the aggregate of (a) one-quarter of one percent (.25%) per annum on the average daily unused and undisbursed portion of the Total Revolving Credit Committed Amount up to and including Forty Million Dollars ($40,000,000) and (b) fifteen one-hundredths of one percent (.15%) per annum on the average daily unused and undisbursed portion of the Total Revolving Credit Committed Amount in excess of Forty Million Dollars ($40,000,000), as in effect from time to time accruing during each calendar quarter. The accrued and unpaid portion of the Revolving Credit Unused Line Fee shall be due and payable by the Borrowers to the Administrative Agent on the first day of each calendar quarter, commencing on the first such date following the date hereof, and on the Revolving Credit Termination Date. The Outstanding Letter of Credit Obligations are considered usage of the Total Revolving Credit Committed Amount for the purpose of determining the Revolving Credit Unused Line Fee.

               2.1.7 Cancellation Fee.

               In the event of the termination by, or on behalf of, the Borrowers, of the Revolving Credit Commitment prior to April 23, 2002, or April 23, 2003 if the one-year extension is requested and granted, the Borrowers shall pay a fee (the "Cancellation Fee") equal to one-eighth of one percent (.125%) of the Total Revolving Credit Committed Amount ($93,750). Payment of the Revolving Loan in whole or in part by or on behalf of the Borrowers, by court order or otherwise, following and as a result of the institution of any bankruptcy proceeding by or against the Borrowers, shall be deemed to be a prepayment of the Revolving Loan subject to the Cancellation Fee provided in this subsection. The Cancellation Fee shall be paid to the Administrative Agent for the ratable benefit of the Lenders.

     Section 2.2 The Letter of Credit Facility.
                  -----------------------------

               2.2.1 Letters of Credit.

               Subject to and upon the provisions of this Agreement, and as a part of the Revolving Credit Commitments, each of the Borrowers, upon the prior approval of the Administrative Agent, may obtain standby letters of credit (as the same may from time to time be amended, supplemented or otherwise modified, each a "Letter of Credit" and collectively the "Letters of Credit") from the Administrative Agent from time to time. The Borrowers will not be entitled to obtain a Letter of Credit unless (a) the Borrowers are then able to obtain a Revolving Loan from the Lenders in an amount not less than the proposed face amount of the Letter of Credit requested by the Borrowers, and (b) the sum of the then Outstanding Letter of Credit Obligations (including the amount of the requested Letter of Credit) does not exceed Five Million Dollars ($5,000,000).

               2.2.2 Letter of Credit Fees.

               Prior to or simultaneously with the opening of each Letter of Credit, the Borrowers shall pay to the Administrative Agent for the ratable benefit of the Lenders, a letter of credit fee (each a "Letter of Credit Fee" and collectively the "Letter of Credit Fees") in an amount equal to one and one-quarter of one percent (1.25%) per annum of the face amount of the Letter of Credit. The Letter of Credit Fees shall be paid upon the opening of each Letter of Credit for the initial period of the Letter of Credit up to one (1) year and subsequent to the first anniversary thereof, quarterly in arrears. In addition, the Borrowers shall pay to the Administrative Agent, for its own account, any and all additional issuance, negotiation, processing, transfer or other fees to the extent and as and when required by the provisions of any Letter of Credit Agreement. All such additional fees are included in and are a part of the "Fees" payable by the Borrowers under the provisions of this Agreement and are for the sole and exclusive benefit of the Administrative Agent and are a part of the Administrative Agent's Obligations.

               2.2.3 Terms of Letters of Credit; Post-Termination Date Letters of Credit.

               Each Letter of Credit shall (a) be opened pursuant to a Letter of Credit Agreement and (b) expire on a date not later than the Business Day preceding the Revolving Credit Expiration Date; provided, however, if any Letter of Credit does have an expiration date later than the Business Day preceding the Revolving Credit Termination Date (each a "Post- Termination Date Letter of Credit" and collectively, the "Post-Termination Date Letters of Credit"), effective as of the Business Day preceding the Revolving Credit Termination Date and without prior notice to or the consent of the Borrowers, the Lenders shall make advances under the Revolving Loan for the account of the Borrowers in the aggregate face amount of all such Letters of Credit. The amount of each Lender's advance shall be equal to its Revolving Credit Pro Rata Share of the aggregate face amount of all such Letters of Credit. The Administrative Agent shall deposit the proceeds of such advances into one or more non-interest bearing accounts with and in the name of the Administrative Agent and over which the Administrative Agent alone shall have exclusive power of access and withdrawal (collectively, the "Letter of Credit Cash Collateral Account"). The Letter of Credit Cash Collateral Account is to be held by the Administrative Agent, for the ratable benefit of the Lenders, as additional collateral and security for any Letter of Credit Obligations relating to the Post-Termination Date Letters of Credit. The Borrowers hereby assign, pledge, grant and set over to the Administrative Agent, for the ratable benefit of the Lenders, a first priority security interest in, and Lien on, all of the funds on deposit in the Letter of Credit Cash Collateral Account, together with any and all proceeds (cash and non-cash) and products thereof as additional collateral and security for the Letter of Credit Obligations relating to the Post-Termination Date Letters of Credit. The Borrowers acknowledge and agree that the Administrative Agent shall be entitled to fund any draw or draft on any Post-Termination Date Letter of Credit from the monies on deposit in the Letter of Credit Cash Collateral Account without notice to or consent of the Borrowers or any of the Lenders. The Borrowers further acknowledge and agree that the Administrative Agent's election to fund any draw or draft on any Post-Termination Date Letter of Credit from the Letter of Credit Cash Collateral shall in no way limit, impair, lessen, reduce, release or otherwise adversely affect the Borrowers' obligation to pay any Letter of Credit Obligations under or relating to the Post-Termination Date Letters of Credit. At such time as all Post-Termination Date Letters of Credit have expired and all Letter of Credit Obligations relating to the
Post-Termination Date Letters of Credit have been paid in full, the Administrative Agent agrees to apply the amount of any remaining funds on deposit in the Letter of Credit Cash Collateral Account to the then unpaid balance of the Obligations under the Revolving Credit Facility in such order and manner as the Administrative Agent shall determine in its sole and absolute discretion in accordance with the provisions of this Agreement, and thereafter, any remaining balance shall be paid to the Borrowers.

               The aggregate face amount of all Letters of Credit at any one time outstanding and issued by the Administrative Agent pursuant to the provisions of this Agreement, including, without limitation, any and all Post-Termination Date Letters of Credit, plus the amount of any unpaid Letter of Credit Fees accrued or scheduled to accrue thereon, and less the aggregate amount of all drafts issued under or purporting to have been issued under such Letters of Credit that have been paid by the Administrative Agent and for which the Administrative

Agent has been  reimbursed by the  Borrowers in full in accordance  with Section
2.2.5 (Payments of Letters of Credit) and the Letter of Credit Agreements, and for which the Administrative Agent has no further obligation or commitment to restore all or any portion of the amounts drawn and reimbursed, is herein called the "Outstanding Letter of Credit Obligations".

               2.2.4 Procedures for Letters of Credit.

               The Borrowers shall give the Administrative Agent written notice at least five (5) Business Days prior to the date on which the Borrower desires the Administrative Agent to issue a Letter of Credit. Such notice shall be accompanied by a duly executed Letter of Credit Agreement specifying, among other things: (a) the name and address of the intended beneficiary of the Letter of Credit, (b) the requested face amount of the Letter of Credit, (c) whether the Letter of Credit is to be revocable or irrevocable, (d) the Business Day on which the Letter of Credit is to be opened and the date on which the Letter of Credit is to expire, (e) the terms of payment of any draft or drafts which may be drawn under the Letter of Credit, and (f) any other terms or provisions the Borrowers desire to be contained in the Letter of Credit. Such notice shall also be accompanied by such other information, certificates, confirmations, and other items as the Administrative Agent may require to assure that the Letter of Credit is to be issued in accordance with the provisions of this Agreement and a Letter of Credit Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of a Letter of Credit Agreement, the provisions of this Agreement shall prevail and control unless otherwise expressly provided in the Letter of Credit Agreement. Upon (x) receipt of such notice, (y) payment of all Letter of Credit Fees and all other Fees payable in connection with the issuance of such Letter of Credit, and (z) receipt of a duly executed Letter of Credit Agreement, the Administrative Agent shall process such notice and Letter of Credit Agreement in accordance with its customary procedures and open such Letter of Credit on the Business Day specified in such notice.

               2.2.5 Payments of Letters of Credit.

               The Borrowers hereby promise to pay to the Administrative Agent, ON DEMAND and in United States Dollars, the following which are herein collectively referred to as the "Current Letter of Credit Obligations":

               (a) the amount which the Administrative Agent has paid or will be required to pay under each draft or draw on a Letter of Credit, whether such demand be in advance of the Administrative Agent's payment or for reimbursement for such payment;

               (b) any and all reasonable charges and expenses which the Administrative Agent may pay or incur relative to the Letter of Credit and/or such draws or drafts; and

               (c) interest on the amounts described in (a) and (b) not paid by the Borrowers as and when due and payable under the provisions of (a) and (b) above from the day the same are due and payable until paid in full at a rate per annum equal to the then current highest rate of interest on the Revolving Loan.

               In addition, the Borrowers hereby promise to pay any and all other Letter of Credit Obligations as and when due and payable in accordance with the provisions of this Agreement and the Letter of Credit Agreements. The obligation of the Borrowers to pay Current Letter of Credit Obligations and all other Letter of Credit Obligations shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers or any other account party may have or have had against the beneficiary of such Letter of Credit, the Administrative Agent, any of the Lenders, or any other Person, including, without limitation, any defense based on the failure of any draft or draw to conform to the terms of such Letter of Credit, any draft or other document proving to be forged, fraudulent or invalid, or the legality, validity, regularity or enforceability of such Letter of Credit, any draft or other documents presented with any draft, any Letter of Credit Agreement, this Agreement, or any of the other Financing Documents, all whether or not the Administrative Agent or any of the Lenders had actual or constructive knowledge of the same, and irrespective of any collateral, security or guarantee therefor or right of offset with respect thereto and irrespective of any other circumstances whatsoever which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for any Letter of Credit Obligations, in bankruptcy or otherwise; provided, however, that the Borrowers shall not be obligated to reimburse the Administrative Agent for any wrongful payment under such Letter of Credit made as a result of the Administrative Agent's willful misconduct or gross negligence. The obligation of the Borrowers to pay the Letter of Credit Obligations shall not be conditioned or contingent upon the pursuit by the Administrative Agent or any other Person at any time of any right or remedy against any Person which may be or become liable in respect of all or any part of such obligation or against any collateral, security or guarantee therefor or right of offset with respect thereto.

               The Letter of Credit Obligations shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any portion of the Letter of Credit Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any of the Lenders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Person, or upon or as a result of the appointment of a receiver, intervenor, or conservator of, or trustee or similar officer for, any Person, or any substantial part of such Person's property, all as though such payments had not been made.

               2.2.6 Change in Law; Increased Cost.

               If any change in any law or regulation or in the interpretation thereof by any court or other Governmental Authority charged with the administration thereof shall either (a) impose, modify or deem applicable any reserve, special deposit or similar requirement against Letters of Credit issued by the Administrative Agent, or (b) impose on the Administrative Agent or any of the Lenders any other condition regarding this Agreement or any Letter of Credit, and the result of any event referred to in clauses (a) or (b) above shall be to increase the cost to the Administrative Agent of issuing, maintaining or extending the Letter of Credit or the cost to any of the Lenders of funding any obligation under or in connection with the Letter of Credit (which increase in cost shall be the result of the Administrative Agent's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon demand by the Administrative Agent, the Borrowers shall immediately pay to the Administrative Agent from time to time as specified by the Administrative Agent, additional amounts which shall be sufficient to compensate the Administrative Agent and the Lenders for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the then highest current rate of interest on the Revolving Loan. A certificate as to such increased cost incurred by the Administrative Agent and/or any of the Lenders, submitted by the Administrative Agent to the Borrowers, shall be conclusive, absent manifest error.

               2.2.7 General Letter of Credit Provisions.

               The Borrowers hereby instruct the Administrative Agent to pay any draft complying with the terms of any Letter of Credit irrespective of any instructions of the Borrowers to the contrary. The Borrowers assume all risks of the acts and omissions of the beneficiary and other users of any Letter of Credit. The Administrative Agent, the Lenders and their respective branches, Affiliates and/or correspondents shall not be responsible for and the Borrowers hereby indemnify and hold the Administrative Agent, the Lenders and their respective branches, Affiliates and/or correspondents harmless from and against all liability, loss and expense (including reasonable attorney's fees and costs) incurred by the Administrative Agent, the Lenders and/or their respective branches, Affiliates and/or correspondents relative to and/or as a consequence of (a) any failure by the Borrowers to perform the agreements hereunder and under any Letter of Credit Agreement, (b) any Letter of Credit Agreement, this Agreement, any Letter of Credit and any draft, draw and/or acceptance under or purported to be under any Letter of Credit, (c) any action taken or omitted by the Administrative Agent, any of the Lenders and/or any of their respective branches, Affiliates and/or correspondents at the request of the Borrowers, (d) any failure or inability to perform in accordance with the terms of any Letter of Credit by reason of any control or restriction rightfully or wrongfully exercised by any de facto or de jure Governmental Authority, group or individual asserting or exercising governmental or paramount powers, and/or (e) any consequences arising from causes beyond the control of the Administrative Agent, any of the Lenders and/or any of their respective branches, Affiliates and/or correspondents.

               Except  for  willful   misconduct   or  gross   negligence,   the
Administrative

Agent, the Lenders and their respective branches, Affiliates and/or correspondents, shall not be liable or responsible in any respect for any (a) error, omission, interruption or delay in transmission, dispatch or delivery of any one or more messages or advices in connection with any Letter of Credit, whether transmitted by cable, telegraph, mail or otherwise and despite any cipher or code which may be employed, and/or (b) action, inaction or omission which may be taken or suffered by it or them in good faith or through inadvertence in identifying or failing to identify any beneficiary or otherwise in connection with any Letter of Credit.

               Any Letter of Credit may be amended, modified or revoked only upon the receipt by the Administrative Agent from the Borrowers and the beneficiary (including any transferee and/or assignee of the original beneficiary), of a written consent and request therefor.

               If any Laws, order of court and/or ruling or regulation of any Governmental Authority of the United States (or any state thereof) and/or any country other than the United States permits a beneficiary under a Letter of Credit to require the Administrative Agent, the Lenders and/or any of their respective branches, Affiliates and/or correspondents to pay drafts under or purporting to be under a Letter of Credit after the expiration date of the Letter of Credit, the Borrowers shall reimburse the Administrative Agent and the Lenders, as appropriate, for any such payment pursuant to provisions of Section
2.2.6 (Change in Law; Increased Cost).

               Except as may otherwise be specifically provided in a Letter of Credit or Letter of Credit Agreement, the laws of the State of Maryland and the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 shall govern the Letters of Credit. The Laws, rules, provisions and regulations of the Uniform Customs and Practice for Documentary Credits are hereby incorporated by reference. In the event of a conflict between the Uniform Customs and Practice for Documentary Credits and the laws of the State of Maryland, the Uniform Customs and Practice for Documentary Credits shall prevail.

               2.2.8 Participations in the Letters of Credit.

               Each Lender hereby irrevocably authorizes the Administrative Agent to issue Letters of Credit in accordance with the provisions of this Agreement. As of the date each Letter of Credit is opened or issued by the Administrative Agent pursuant to the provisions of this Agreement, each Lender shall have an undivided participating interest in (a) the rights and obligations of the Administrative Agent under such Letter of Credit, and (b) the Outstanding Letter of Credit Obligations of the Borrowers with respect to such Letter of Credit, in an amount equal to each Lender's Revolving Credit Pro Rata Share of such Outstanding Letter of Credit Obligations.

               2.2.9 Payments by the Lenders to the Administrative Agent.

               If the Borrowers fail to pay to the Administrative Agent any Current Letter of Credit Obligations as and when due and payable, the Administrative Agent shall promptly notify each of the Lenders and shall demand payment from each of the Lenders such Lender's Revolving Credit Pro Rata Share of such unpaid Current Letter of Credit Obligations. In addition, if any amount paid to the Administrative Agent on account of Current Letter of Credit
Obligations is rescinded or required to be restored or turned over by the Administrative Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrowers or upon or as a result of the appointment of a receiver, intervenor, trustee, conservator or similar officer for the Borrowers, or is otherwise not indefeasibly covered by an advance under the Revolving Loan, the Administrative Agent shall promptly notify each of the Lenders and shall demand payment from each of the Lenders of its Revolving Credit Pro Rata Share of its portion of the Current Letter of Credit Obligations to be remitted to the Borrowers.

               Each of the Lenders irrevocably and unconditionally agrees to honor any such demands for payment under this Section and promises to pay to the Administrative Agent's account on the same Business Day as demanded the amount of its Revolving Credit Pro Rata Share of the Current Letter of Credit Obligations in immediately available funds, without any setoff, counterclaim or deduction of any kind. Any payment by a Lender hereunder shall in no way release, discharge or lessen the obligation of the Borrowers to pay Current Letter of Credit Obligations to the Administrative Agent in accordance with the provisions of this Agreement.

               The obligation of each of the Lenders to remit the amounts of its Revolving Credit Pro Rata Share of Current Letter of Credit Obligations for the account of the Administrative Agent pursuant to this Section shall be unconditional and irrevocable under any and all circumstances and may not be terminated, suspended or delayed for any reason whatsoever, provided that all payments of such amounts by each of the Lenders shall be without prejudice to the rights of each of the Lenders with respect to the Administrative Agent's alleged willful misconduct. Any claim any Lender may have against the Administrative Agent as a result of the Administrative Agent's alleged willful misconduct may be brought by such Lender in a separate action against the Administrative Agent but may not be used as a defense to payment under the provisions of this Section.

               No failure of any Lender to remit the amount of its Revolving Credit Pro Rata Share of Current Letter of Credit Obligations to the Administrative Agent pursuant to this Section shall affect the obligations of the Administrative Agent under any Letter of Credit, and if any Lender does not remit to the Administrative Agent the amount of its Revolving Credit Pro Rata Share of Current Letter of Credit Obligations on the same day as demanded, then without limiting such Lender's obligation to transmit funds on the same Business Day as demanded, such Lender shall be obligated to pay, on demand of the Administrative Agent and without setoff, counterclaim or deduction of any kind whatsoever interest on the unpaid amount at the Federal Funds Rate for each day from the date such amount shall be due and payable to the Administrative Agent until the date such amount shall have been paid in full to the Administrative Agent by such Lender.

     Section 2.3 General Financing Provisions.

               2.3.1 Borrowers' Representatives.

               The Borrowers hereby represent and warrant to the Administrative Agent and the Lenders that each of them will derive benefits, directly and indirectly, from each Letter of Credit and from each advance of the Revolving Loan, both in their separate capacity and as a member of the integrated group to which each of the Borrowers belong and because the successful operation of the integrated group is dependent upon the continued successful performance of the functions of the integrated group as a whole, because (a) the terms of the consolidated financing provided under this Agreement are more favorable than would otherwise be obtainable by the Borrowers individually, and (b) the Borrowers' additional administrative and other costs and reduced flexibility associated with individual financing arrangements which would otherwise be required if obtainable would substantially reduce the value to the Borrowers of the financing. The Borrowers in the discretion of their respective managements are to agree among themselves as to the allocation of the benefits of Letters of Credit and the proceeds of the Revolving Loan; provided, however, that the Borrowers shall be deemed to have represented and warranted to the Administrative Agent and the Lenders at the time of allocation that each benefit and use of proceeds is a Permitted Use.

               For administrative convenience, each Borrower hereby irrevocably appoints Mid-Atlantic as the Borrower's attorney-in-fact, with power of substitution (with the prior written consent of the Administrative Agent in the exercise of its sole and absolute discretion), in the name of Mid-Atlantic or in the name of the Borrower or otherwise to take any and all actions with respect to this Agreement, the other Financing Documents and/or the Obligations as Mid-Atlantic may so elect from time to time, including, without limitation, actions to (a) request advances under the Revolving Loan, apply for and direct the benefits of Letters of Credits, and direct the Administrative Agent to disburse or credit the proceeds of any advance of the Revolving Loan directly to an account of Mid-Atlantic, either of the Borrowers or otherwise, which direction shall evidence the making of such advance of the Revolving Loan and shall constitute the acknowledgment by each of the Borrowers of the receipt of the proceeds of such advance of the Revolving Loan or the benefit of such Letter of Credit, (b) enter into, execute, deliver, amend, modify, restate, substitute, extend and/or renew this Agreement, any other Financing Documents, security agreements, mortgages, deposit account agreements, instruments, certificates, waivers, letter of credit applications, releases, documents and agreements from time to time, and (c) endorse any check or other item of payment in the name of the Borrower or in the name of Mid-Atlantic. The foregoing appointment is coupled with an interest, cannot be revoked without the prior written consent of the Administrative Agent, and may be exercised from time to time through Mid-Atlantic duly authorized officer, officers or other Person or Persons designated by Mid-Atlantic to act from time to time on behalf of Mid-Atlantic.

               Each of the Borrowers hereby irrevocably authorizes each of the Lenders to make advances of the Revolving Loan to either of the Borrowers, and hereby irrevocably authorizes the Administrative Agent to issue or cause to be issued Letters of Credit for the account of either of the Borrowers, pursuant to the provisions of this Agreement upon the written, oral or telephone request any one or more of the Persons who is from time to time a Responsible Officer of a Borrower under the provisions of the most recent certificate of corporate resolutions and/or incumbency of the Borrowers on file with the Administrative Agent and also upon the written, oral or telephone request of any one of the Persons who is from time to time a Responsible Officer of Mid-Atlantic under the provisions of the most recent certificate of corporate resolutions and/or incumbency for Mid-Atlantic on file with the Administrative Agent.

               Neither the Administrative Agent nor any of the Lenders assumes any responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between the Administrative Agent and the Borrowers, or either of them, or the Administrative Agent and any of the Lenders in connection with the Credit Facilities, any advance of the Revolving Loan, any Letter of Credit or any other transaction in connection with the provisions of this Agreement. Without implying any limitation on the joint and several nature of the Obligations, the Lenders agree that, notwithstanding any other provision of this Agreement, the Borrowers may create reasonable inter-company indebtedness between or among the Borrowers with respect to the allocation of the benefits and proceeds of the advances and Credit Facilities under this Agreement. The Borrowers agree among themselves, and the Administrative Agent and the Lenders consent to that agreement, that each Borrower shall have rights of contribution from the other Borrower to the extent such Borrower incurs Obligations in excess of the proceeds of the Revolving Loan received by, or allocated to purposes for the direct benefit of, such Borrower. All such indebtedness and rights shall be, and are hereby agreed by the Borrowers to be, subordinate in priority and payment to the indefeasible repayment in full in cash of the Obligations, and, unless the Administrative Agent agrees in writing otherwise, shall not be exercised or repaid in whole or in part until all of the Obligations have been indefeasibly paid in full in cash. Each Borrower hereby waives all rights of counterclaim, recoupment and offset between or among themselves arising on account of that indebtedness and otherwise. Each Borrower shall not evidence the inter-company indebtedness or rights of contribution by note or other instrument, and shall not secure such indebtedness or rights of contribution with any Lien or security.

               2.3.2 Computation of Interest and Fees.

               All applicable Fees and interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Any change in the interest rate on any of the Obligations resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate is announced.

               2.3.3 Commitment Fee.

               On or before the Closing Date the Borrowers shall pay to the Administrative Agent for the ratable benefit of the Lenders a commitment fee (the "Commitment Fee") equal to one quarter of one percent (.25%) of the Revolving Credit Facility ($187,500), which fee has been fully earned and is non-refundable.

               2.3.4 Extension Fee.

               In consideration of any agreement by the Administrative Agent and the Lenders to extend the Revolving Credit Expiration Date for an additional one
(1) year period to April 22, 2003, the Borrowers shall pay to the Administrative Agent for the ratable benefit of the Lenders, an extension fee equal to one-eighth of one percent (.125%) of the Revolving Credit Facility ($93,750) (the "Extension Fee"). Any extension fee shall be due and payable on the date the extension is granted and shall be fully earned when due and non-refundable upon payment.

               2.3.5 Payments.

               All payments of the Obligations and the Agents' Obligations, including, without limitation, principal, interest, Prepayments, and Fees, shall be paid by the Borrowers without setoff or counterclaim to the Administrative Agent (except as otherwise provided herein) at the Administrative Agent's office specified in Section 9.1 (Notices) in immediately available funds not later than noon (Baltimore City Time) on the due date of such payment. All payments received by the Administrative Agent after such time shall be deemed to have been received by the Administrative Agent for purposes of computing interest and Fees and otherwise as of the next Business Day. Payments shall not be considered received by the Administrative Agent until such payments are paid to the Administrative Agent in immediately available funds.

               2.3.6 Liens; Setoff.

               The Borrowers hereby grant to the Administrative Agent and to the Lenders a continuing Lien for all of the Obligations and the Agents' Obligations upon any and all monies, securities, and other property of the Borrowers and the proceeds thereof, now or hereafter held or received by or in transit to, the Administrative Agent, any of the Lenders, and/or any Affiliate of the
Administrative Agent and/or any of the Lenders, from or for the Borrowers, and also upon any and all deposit accounts (general or special) and credits of the Borrowers, if any, with the Administrative Agent, any of the Lenders or any Affiliate of the Administrative Agent or any of the Lenders, at any time existing, excluding any deposit accounts held by the Borrowers in their capacity as trustee for Persons who are not Borrowers or Affiliates of the Borrowers. Without implying any limitation on any other rights the Administrative Agent and/or the Lenders may have under the Financing Documents or applicable Laws, during the continuance of an Event of Default, the Administrative Agent is hereby authorized by the Borrowers at any time and from time to time, without notice to the Borrowers, to set off, appropriate and apply any or all items hereinabove referred to against all Obligations and the Agents' Obligations then outstanding (whether or not then due), all in such order and manner as shall be determined by the Administrative Agent in its sole and absolute discretion.

               2.3.7 Requirements of Law.

               In the event that any Lender shall have determined in good faith that (a) the adoption of any Laws regarding capital adequacy, or (b) any change therein or in the interpretation or application thereof or (c) compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender, as a consequence of the obligations of such Lender hereunder to a level below that which such Lender or any corporation controlling such Lender would have achieved but for such adoption, change or compliance (taking into consideration the policies of such Lender and the corporation controlling such Lender, with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrowers of a written request therefor and a statement of the basis for such determination, the Borrowers shall pay to such Lender such additional amount or amounts in order to compensate for such reduction.

               2.3.8 Guaranty.

               (a)  Each  Borrower  hereby   unconditionally   and  irrevocably,
guarantees to the Administrative Agent and the Lenders:

                    (i) the due and punctual payment in full (and not merely the collectibility) by the other Borrower of the Obligations and the Agents' Obligations, including unpaid and accrued interest thereon, in each case when due and payable, all according to the terms of this Agreement, the Notes and the other Financing Documents;

                    (ii) the due and punctual payment in full (and not merely the collectibility) by the other Borrower of all other sums and charges which may at any time be due and payable in accordance with this Agreement, the Notes or any of the other Financing Documents;

                    (iii) the due and punctual performance by the other Borrower of all of the other terms, covenants and conditions contained in the Financing Documents; and

                    (iv) all the other Obligations of the other Borrower.

              (b) The obligations and liabilities of each Borrower as a guarantor under this Section 2.3.8 shall be absolute and unconditional and joint and several, irrespective of the genuineness, validity, priority, regularity or enforceability of this Agreement, any of the Notes or any of the Financing Documents or any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Borrower in its capacity as a guarantor expressly agrees that the Administrative Agent and the Lenders may, in their sole and absolute discretion, without notice to or further assent of such Borrower and without in any way releasing, affecting or in any way impairing the joint and several obligations and liabilities of such Borrower as a guarantor hereunder:

                    (i) waive compliance with, or any defaults under, or grant any other indulgences under or with respect to any of the Financing Documents;

                    (ii) modify, amend, change or terminate any provisions of any of the Financing Documents;

                    (iii) grant extensions or renewals of or with respect to the Credit Facilities, the Notes or any of the other Financing Documents;

                    (iv)  effect  any  release,  subordination,   compromise  or
settlement in connection with this Agreement, any of the Notes or any of the other Financing Documents;

                    (v) agree to the substitution, exchange, release or other disposition of any collateral for the Obligations and the Agents' Obligations or to the subordination of any lien or security interest therein;

                    (vi) make advances for the purpose of performing any term, provision or covenant contained in this Agreement, any of the Notes or any of the other Financing Documents with respect to which the Borrowers shall then be in default;

                    (vii)  make  future  advances   pursuant  to  the  Financing
Agreement or any of the other Financing Documents;

                    (viii) assign, pledge, hypothecate or otherwise transfer the Commitments, the Obligations, the Notes, any of the other Financing Documents or any interest therein, all as and to the extent permitted by the provisions of this Agreement;

                    (ix) deal in all respects with the other Borrower as if this
Section 2.3.8 were not in effect;

                    (x) effect any release, compromise or settlement with the other Borrower, whether in its capacity as a Borrower or as a guarantor under this Section 2.3.8, or any other guarantor; and

                    (xi) provide debtor-in-possession financing or allow use of cash collateral in proceedings under the Bankruptcy Code, it being expressly agreed by all Borrowers that any such financing and/or use would be part of the Obligations.

              (c) The obligations and liabilities of each Borrower, as guarantor under this Section 2.3.8, shall be primary, direct and immediate, shall not be subject to any counterclaim, recoupment, set off, reduction or defense based upon any claim that a Borrower may have against the other Borrower, the Administrative Agent, any one or more of the Lenders and/or any other guarantor and shall not be conditional or contingent upon pursuit or enforcement by the Administrative Agent or other Lenders of any remedies it may have against the Borrowers with respect to this Agreement, the Notes or any of the other Financing Documents, whether pursuant to the terms thereof or by operation of law. Without limiting the generality of the foregoing, the Administrative Agent and the Lenders shall not be required to make any demand upon either of the Borrowers, or to sell any collateral or otherwise pursue, enforce or exhaust its or their remedies against the Borrowers or any collateral either before, concurrently with or after pursuing or enforcing its rights and remedies hereunder. Any one or more successive or concurrent actions or proceedings may be brought against each Borrower under this Section 2.3.8, either in the same action, if any, brought against one of the Borrowers or in separate actions or proceedings, as often as the Administrative Agent may deem expedient or advisable. Without limiting the foregoing, it is specifically understood that any modification, limitation or discharge of any of the liabilities or obligations of either of the Borrowers, any other guarantor or any obligor under any of the Financing Documents, arising out of, or by virtue of, any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under federal or state law initiated by or against one of the Borrowers, in their respective capacities as borrowers and guarantors under this Section 2.3.8, or under any of the Financing Documents shall not modify, limit, lessen, reduce, impair, discharge, or otherwise affect the liability of each Borrower under this
Section 2.3.8 in any manner whatsoever, and this Section 2.3.8 shall remain and continue in full force and effect. It is the intent and purpose of this Section
2.3.8 that each Borrower shall and does hereby waive all rights and benefits which might accrue to any other guarantor by reason of any such proceeding, and the Borrowers agree that they shall be liable for the full amount of the obligations and liabilities under this Section 2.3.8, regardless of, and irrespective to, any modification, limitation or discharge of the liability of one of the Borrowers, any other guarantor or any obligor under any of the Financing Documents, that may result from any such proceedings.

              (d) Each Borrower, as guarantor under this Section 2.3.8, hereby unconditionally, jointly and severally, irrevocably and expressly waives:

                    (i) presentment and demand for payment of the Obligations and protest of non-payment;

                    (ii) notice of acceptance of this Section 2.3.8 and of presentment, demand and protest thereof;

                    (iii) notice of any default hereunder or under the Notes or any of the other Financing Documents and notice of all indulgences;

                    (iv) notice of any increase in the amount of any portion of or all of the indebtedness guaranteed by this Section 2.3.8;

                    (v) demand for observance, performance or enforcement of any of the terms or provisions of this Section 2.3.8, the Notes or any of the other Financing Documents;

                    (vi) all errors and omissions in connection with the Lender's administration of all indebtedness guaranteed by this Section 2.3.8;

                    (vii) any right or claim of right to cause a marshalling of the assets of one or both of the Borrowers;

                    (viii) any act or omission of the Administrative Agent or the Lenders which changes the scope of the risk as guarantor hereunder; and all other notices and demands otherwise required by law which the Borrower may lawfully waive.

                    Within ten (10) days following any request of the Administrative Agent so to do, each Borrower will furnish the Administrative Agent and the Lenders and such other persons as the Administrative Agent may direct with a written certificate, duly acknowledged stating in detail whether or not any credits, offsets or defenses exist with respect to this Section 2.3.8.

     Section 2.4 Interest.

          2.4.1 Applicable Interest Rates.

              (a) Each advance of the Revolving Loan shall bear interest until maturity (whether by acceleration, declaration, extension or otherwise) at either the Base Rate or the Eurodollar Rate, as selected and specified by the Borrowers in an Interest Rate Election Notice furnished to the Administrative Agent in accordance with the provisions of Section 2.4.2(e) (Selection of Interest Rates), or as otherwise determined in accordance with the provisions of this Section.

              (b) Notwithstanding the foregoing, following the occurrence and during the continuance of an Event of Default, at the option of the Administrative Agent, all Loans and all other Obligations and the Agents' Obligations shall bear interest at the Post-Default Rate.

              (c) The Applicable Margin for (i) Eurodollar Loans shall be one and one quarter of one percent (1.25%) per annum, and (ii) Base Rate Loans shall be zero percent (0%) per annum unless and until a change is required by the operation of Section 2.4.1(d).

              (d) Changes in the Applicable Margin shall be made not more frequently than quarterly based on the Pricing Ratio, determined by the Administrative Agent in the exercise of its sole and absolute discretion from the quarterly reports required by Section 6.1.1(b) (Quarterly Statements and Certificates), except that the first such determination shall be made based on the Borrowers' annual financial statements required by Section 6.1.1(a) (Annual Statements and Certificates) for the Borrowers' fiscal year ended December 31, 1998 and shall be effective as of the first day of the first month after the Administrative Agent receives such statements. The Applicable Margin (expressed as percentages) shall vary depending upon the Borrowers' Pricing Ratio, as follows:

--------------------------------------------------------------------------------
          Pricing Ratio                Applicable Margin       Applicable Margin
                                      for Eurodollar Loans   for Base Rate Loans
--------------------------------------------------------------------------------
    less than or equal to 45%                1.25%                    0%
--------------------------------------------------------------------------------
        Greater than 45%                    1.50%                     0%

              2.4.2 Selection of Interest Rates.

              (a) The Borrowers may select the initial Applicable Interest Rate or Applicable Interest Rates to be charged on the Revolving Loan.

              (b) From time to time after the date of this Agreement as provided in this Section, by a proper and timely Interest Rate Election Notice furnished to the Administrative Agent in accordance with the provisions of Section 2.4.2(e), the Borrowers may select an initial Applicable Interest Rate or Applicable Interest Rates for any advances of the Revolving Loan or may convert the Applicable Interest Rate and, when applicable, the Interest Period, for any existing advance of the Revolving Loan to any other Applicable Interest Rate or, when applicable, any other Interest Period.

              (c) The Borrowers' selection of an Applicable Interest Rate and/or an Interest Period, the Borrowers' election to convert an Applicable Interest Rate and/or an Interest Period to another Applicable Interest Rate or Interest Period, and any other adjustments in an interest rate are subject to the following limitations:

                    (i) the Borrowers  shall not at any time select or change to an Interest Period that extends beyond the Revolving Credit Expiration Date;

                    (ii) no  change  from the  Eurodollar  Rate to the Base Rate shall become effective on a day other than a Business Day and on a day which is the last day of the then current Interest Period, no change of an Interest Period shall become effective on a day other than the last day of the then current Interest Period, and no change from the Base Rate to the Eurodollar Rate shall become effective on a day other than a day which is a Eurodollar Business Day;

                    (iii) any Applicable Interest Rate change for any portion of the Revolving Loan to be effective on a date on which any
                  principal payment on account of the Revolving Loan is scheduled to be paid shall be made only after such payment shall have been made;

                    (iv) the first day of each Interest Period shall be a Eurodollar Business Day;

                    (v) as of the effective date of a selection, there shall not exist a Default or an Event of Default; and

                    (vi) the minimum principal amount of a Eurodollar Loan shall be One Million Dollars ($1,000,000).

                   (d) If a request for an advance under the Revolving Loan is not accompanied by an Interest Rate Election Notice or does not otherwise include a selection of an Applicable Interest Rate and, if applicable, an Interest Period, or if, after having made a selection of an Applicable Interest Rate and, if applicable, an Interest Period, the Borrowers fail or are not otherwise entitled under the provisions of this Agreement to continue such Applicable Interest Rate or Interest Period, the Borrowers shall be deemed to have selected the Base Rate as the Applicable Interest Rate until such time as the Borrowers have selected a different Applicable Interest Rate and specified an Interest Period in accordance with, and subject to, the provisions of this Section.

                   (e) The Lenders will not be obligated to make advances of the Revolving Loan, to convert the Applicable Interest Rate on the Revolving Loan to another Interest Rate, or to change Interest Periods, unless the Administrative Agent shall have received an irrevocable written or telephonic notice (an "Interest Rate Election Notice") from the Borrowers specifying the following information:

                    (i) the amount to be borrowed or converted,

                    (ii) a selection of the Base Rate or the Eurodollar Rate,

                    (iii) the length of the  Interest  Period if the  Applicable
               Interest Rate selected is the Eurodollar Rate, and

                    (iv) the  requested  date on which  such  election  is to be effective.

                   Any telephonic notice must be confirmed in writing within three (3) Business Days. Each Interest Rate Election Notice must be received by the Administrative Agent not later than 10:00 a.m. (Baltimore City Time) on the Business Day of any requested borrowing or conversion in the case of a selection of the Base Rate and not later than 10:00 a.m. (Baltimore City Time) on the third Business Day before the effective date of any requested borrowing or conversion in the case of a selection of the Eurodollar Rate.

                   2.4.3 Inability to Determine Eurodollar Base Rate.

                   In the event that (a) the Administrative Agent shall have determined that, by reason of circumstances affecting the London interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Base Rate for any requested Interest Period with respect to an advance of the Revolving Loan the Borrowers have requested to be made or to be converted to a Eurodollar Loan or (b) the Administrative Agent shall determine that the Eurodollar Base Rate for any requested Interest Period with respect to an advance of the Revolving Loan the Borrowers have requested to be made or to be converted to a Eurodollar Loan does not adequately and fairly reflect the cost to the Lenders of funding or converting such advance of the Revolving Loan, the Administrative Agent shall give telephonic or written notice of such determination to the Borrowers at least one (1) day prior to the proposed date for funding or converting such advance of the Revolving Loan. If such notice is given, any request for a Eurodollar Loan shall be made or converted to a Base Rate Loan. Until such notice has been withdrawn by the Administrative Agent, the Borrowers will not request that any advance of the Revolving Loan be made or converted to a Eurodollar Loan.

                   2.4.4 Indemnity.

                   The Borrowers agree to indemnify and reimburse the Administrative Agent and the Lenders and to hold the Administrative Agent and the Lenders harmless from any loss, cost (including administrative costs) or expense which any one or more of the Administrative Agent or the Lenders may sustain or incur as a consequence of (a) a default by the Borrowers in payment when due of the principal amount of or interest on any Eurodollar Loan, (b) the failure of the Borrowers to make, or convert the Applicable Interest Rate of, an advance of the Revolving Loan after the Borrowers have given a Loan Notice or an Interest Rate Election Notice, (c) the failure of the Borrowers to make any prepayment of a Eurodollar Loan after the Borrowers have given notice of such intention to make such a prepayment, and/or (d) the making by the Borrowers of a prepayment of a Eurodollar Loan on a day which is not the last day of the
Interest Period for such Eurodollar Loan, calculated as provided in the following paragraph. This agreement and covenant of the Borrowers shall survive termination or expiration of this Agreement and payment of the other Obligations.

                   Contemporaneously with any prepayment of principal of a Eurodollar Loan, a prepayment premium shall be due and payable to the Lenders calculated by discounting to present value, as of the date of the prepayment, the remaining payments of principal and interest on the Eurodollar Loan, using a discount rate equal to two and one-half of one percent (2.5%) above the yield to maturity of that non-callable debt obligation of the United States Treasury having a maturity date nearest in time to the maturity date of the Eurodollar Loan. If such discounted value exceeds the unpaid principal amount of the Eurodollar Loan, then the prepayment premium shall be an amount equal to such excess, but in no event less than one-half of one percent (0.5 of 1%) of the amount being prepaid. If the discounted value does not exceed the unpaid principal amount of the Eurodollar Loan, the prepayment premium shall be equal to one-half of one percent (0.5 of 1%) of the amount being prepaid. The maturity date and yields to maturity of the applicable United States Treasury obligation shall be determined on the basis of quotations published in The Wall Street Journal on the date of prepayment or from such other source as the Administrative Agent, in its sole discretion, shall deem appropriate.

                   The Administrative Agent and the Lenders shall not be obligated or required to have actually reinvested the prepaid amount of the Eurodollar Loan in any Treasury obligation as a condition precedent to the Borrowers being obligated to pay a prepayment premium as outlined above. The Administrative Agent and the Lenders shall not be obligated to accept any prepayment of principal unless it is accompanied by the prepayment premium, if any, due in connection therewith as calculated pursuant to the provisions of this paragraph. No prepayment premium payable in connection herewith shall in any event or under any circumstances be deemed or construed as a penalty.

                   2.4.5 Payment of Interest.

                   (a) Unpaid and accrued interest on any advance of the Revolving Loan shall be paid monthly, in arrears, on the first day of each calendar month, commencing on the first such date after the date of this Agreement, and on the first day of each calendar month thereafter, and at maturity (whether by acceleration, declaration, extension or otherwise).

                   (b) Notwithstanding the foregoing, any and all unpaid and accrued interest on any Base Rate Loan converted to a Eurodollar Loan or prepaid shall be paid immediately upon such conversion and/or prepayment, as appropriate.

                   (c) Unpaid and accrued interest on any Eurodollar Loan shall be paid on the last Business Day of each Interest Period for such Eurodollar Loan and at maturity (whether by acceleration, declaration, extension or otherwise); provided, however that any and all unpaid and accrued interest on any Eurodollar Loan prepaid prior to expiration of the then current Interest Period for such Eurodollar Loan shall be paid immediately upon prepayment.

     Section 2.5 Settlement Among Lenders.

                   2.5.1 Revolving Loan.

                   It is agreed that each Lender's Net Outstandings are intended by the Lenders to be equal at all times to such Lender's Revolving Credit Pro Rata Share of the aggregate outstanding principal amount of the Revolving Loan outstanding. Notwithstanding such agreement, the several and not joint obligation of each Lender to fund the Revolving Loan made in accordance with the terms of this Agreement ratably in accordance with such Lender's Revolving Credit Pro Rata Share and each Lender's right to receive its ratable share of principal payments on the Revolving Loan in accordance with its Revolving Credit Pro Rata Share, the Lenders agree that in order to facilitate the administration of this Agreement and the Financing Documents that settlement among them may take place on a periodic basis in accordance with the provisions of this Section
2.5 (Settlement Among Lenders).

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






                   2.5.2 Settlement Procedures as to Revolving Loan.

                   (a) In General. To the extent and in the manner hereinafter provided in this Section 2.5.2, settlement among the Lenders as to the Revolving Loan may occur periodically on Settlement Dates determined from time to time by the Administrative Agent not less frequently than weekly, which may occur before or after the occurrence or during the continuance of a Default or Event of
Default and whether or not all of the conditions set forth in Section 4.2 (Conditions to All Extensions of Credit) have been met. On each Settlement Date payments shall be made by or to FMB and the other Lenders in the manner provided in this Section 2.5.2 in accordance with the Settlement Report delivered by the Administrative Agent pursuant to the provisions of this Section 2.5.2 in respect of such Settlement Date so that as of each Settlement Date, and after giving effect to the transactions to take place on such Settlement Date, each Lender's Net Outstandings shall equal such Lender's Revolving Credit Pro Rata Share of the Revolving Loan outstanding.

                   (b) Selection of Settlement Dates. If the Administrative Agent elects, in its discretion, but subject to the consent of FMB, to settle accounts among the Lenders with respect to principal amounts of the Revolving Loan less frequently than each Business Day, then the Administrative Agent shall designate periodic Settlement Dates which may occur on any Business Day after the Closing Date; provided, however, that the Administrative Agent shall designate as a Settlement Date any Business Day which is an Interest Payment Date; and provided further, that a Settlement Date shall occur at least once during each seven-day period. The Administrative Agent shall designate a Settlement Date by delivering to each Lender a Settlement Report not later than 12:00 noon (Baltimore City Time) on the proposed Settlement Date, which Settlement Report shall be with respect to the period beginning on the next preceding Settlement Date and ending on such designated Settlement Date.

                   (c) Non-Ratable Loans and Payments. Between Settlement Dates, the Administrative Agent shall request and FMB may (but shall not be obligated to) advance to the Borrowers out of FMB's own funds, the entire principal amount of any advance under the Revolving Loan requested or deemed requested pursuant to Section 2.1.2 (Procedure for Making Advances Under the Revolving Loan) (any such advance under the Revolving Loan being referred to as a "Non-Ratable Loan"). The making of each Non-Ratable Loan by FMB shall be deemed to be a purchase by FMB of a 100% participation in each other Lender's Revolving Credit Pro Rata Share of the amount of such Non-Ratable Loan. All payments of principal, interest and any other amount with respect to such Non-Ratable Loan shall be payable to and received by the Administrative Agent for the account of FMB. Upon demand by FMB, with notice to the Administrative Agent, each other Lender shall pay to FMB, as the repurchase of such participation, an amount equal to 100% of such Lender's Revolving Credit Pro Rata Share of the principal amount of such Non-Ratable Loan. Any payments received by the Administrative Agent between Settlement Dates which in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding principal balance of Revolving Loan, shall be paid over to and retained by FMB for such application, and such payment to and retention by FMB shall be deemed, to the extent of each other Lender's Revolving Credit Pro Rata Share of such payment, to be a purchase by each such other Lender of a participation in the advance under the Revolving Loan (including the repurchase of participations in Non-Ratable Loans) made by FMB. Upon demand by another Lender, with notice thereof to the Administrative Agent, FMB shall pay to the Administrative Agent, for the account of such other Lender, as a repurchase of such participation, an amount equal to such other Lender's Revolving Credit Pro Rata Share of any such amounts (after application thereof to the repurchase of any participations of FMB in such other Lender's Revolving Credit Pro Rata Share of any Non- Ratable Loans) paid only to FMB by the Administrative Agent.

                   (d) Net Decrease in Outstandings. If on any Settlement Date the increase, if any, in the dollar amount of any Lender's Net Outstandings which is required to comply with the first sentence of Section 2.5.1 (Revolving
Loan) is less than such Lender's Revolving Credit Pro Rata Share of amounts received by the Administrative Agent but paid only to FMB since the next preceding Settlement Date, such Lender and the Administrative Agent, in their respective records, shall apply such Lender's Revolving Credit Pro Rata Share of such amounts to the increase in such Lender's Net Outstandings, and FMB shall pay to the Administrative Agent, for the account of such Lender, the excess allocable to such Lender.

                   (e) Net Increase in Outstandings. If on any Settlement Date the increase, if any, in the dollar amount of any Lender's Net Outstandings which is required to comply with the first sentence of Section 2.5.1 (Revolving
Loan) exceeds such Lender's Revolving Credit Pro Rata Share of amounts received by the Administrative Agent but paid only to FMB since the next preceding Settlement Date, such Lender and the Administrative Agent, in their respective records, shall apply such Lender's Revolving Credit Pro Rata Share of such amounts to the increase in such Lender's Net Outstandings, and such Lender shall pay to the Administrative Agent, for the account of FMB, any excess.

                   (f) No Change in Outstandings. If a Settlement Report indicates that no advance under the Revolving Loan has been made during the period since the next preceding Settlement Date, then such Lender's Revolving Credit Pro Rata Share of any amounts received by the Administrative Agent but paid only to FMB shall be paid by FMB to the Administrative Agent, for the account of such Lender. If a Settlement Report indicates that the increase in the dollar amount of a Lender's Net Outstandings which is required to comply with the first sentence of Section 2.5.1 (Revolving Loan) is exactly equal to such Lender's Revolving Credit Pro Rata Share of amounts received by the Administrative Agent but paid only to FMB since the next preceding Settlement Date, such Lender and the Administrative Agent, in their respective records, shall apply such Lender's Revolving Credit Pro Rata Share of such amounts to the increase in such Lender's Net Outstandings.

                   (g) Return of Payments. If any amounts received by FMB in respect of the Obligations or the Agents' Obligations are later required to be returned or repaid by FMB to the Borrowers or any other obligor or their respective representatives or successors in interest, whether by court order, settlement or otherwise, in excess of the FMB's Revolving Credit Pro Rata Share of all such amounts required to be returned by all Lenders, each other Lender shall, upon demand by FMB with notice to the Administrative Agent, pay to the Administrative Agent for the account of FMB, an amount equal to the excess of such Lender's

Revolving Credit Pro Rata Share of all such amounts required to be returned by all Lenders over the amount, if any, returned directly by such Lender.

                   (h) Payments to Administrative Agent; Lenders.

                         (i) Payment by any Lender to the  Administrative  Agent
                    shall be made not later than 2:00 p.m. (Baltimore City Time) on the Business Day such payment is due, provided that if such payment is due on demand by another Lender, such demand is made on the paying Lender not later than 10:00 a.m. (Baltimore City Time) on such Business Day. Payment by the Administrative Agent to any Lender shall be made by wire transfer, promptly following the Administrative Agent's receipt of funds for the account of such Lender and in the type of funds received by the Administrative Agent, provided that if the Administrative Agent receives such funds at or prior to 12:00 p.m. noon (Baltimore City Time), the Administrative Agent shall pay such funds to such Lender by 2:00 p.m. (Baltimore City Time) on such Business Day. If a demand for payment is made after the applicable time set forth above, the payment due shall be made by 2:00 p.m. (Baltimore City Time) on the first Business Day following the date of such demand.

                         (ii) If a Lender shall,  at any time,  fail to make any
                    payment to the Administrative Agent required hereunder, the Administrative Agent may, but shall not be required to, retain payments that would otherwise be made to such Lender hereunder and apply such payments to such Lender's defaulted obligations hereunder, at such time, and in such order, as the Administrative Agent may elect in its sole discretion.

                         (iii) With  respect to the  payment of any funds  under
                    this Section 2.5.2, whether from the Administrative Agent to a Lender or from a Lender to the Administrative Agent, the party failing to make full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Rate.

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






                   2.5.3 Settlement of Other Obligations.

                   All other amounts received by the Administrative Agent on account of, or applied by the Administrative Agent to the payment of, any Obligation owed to the Lenders (including, without limitation, Fees payable to the Lenders and proceeds from the sale of, or other realization upon, all or any part of any collateral following an Event of Default) that are received by the Administrative Agent not later than 11:00 a.m. (Baltimore City Time) on a Business Day will be paid by the Administrative Agent to each Lender on the same Business Day, and any such amounts that are received by the Administrative Agent after 11:00 a.m. (Baltimore City Time) will be paid by the Administrative Agent to each Lender on the following Business Day. Unless otherwise stated herein, the Administrative Agent shall distribute Fees payable to the Lenders ratably to the Lenders based on each Lender's Revolving Credit Pro Rata Share and shall distribute proceeds from the sale of, or other realization upon, all or any part of any collateral following an Event of Default ratably to the Lenders based on the amount of the Obligations then owing to each Lender.

                   2.5.4 Presumption of Payment.

                   Unless the Administrative Agent shall have received notice from a Lender prior to 12:00 p.m. noon (Baltimore City Time) on the date of the requested date for the making of advances under the Revolving Loan that such Lender will not make available to the Administrative Agent, such Lender's Revolving Credit Pro Rata Share of the advances to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date in accordance with this Section 2.5 (Settlement Among Lenders), and the Administrative Agent, in its sole discretion may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount on behalf of such Lender.

                   If and to the extent such Lender shall not have so made available to the Administrative Agent its Revolving Credit Pro Rata Share of the advances under the Revolving Loan made on such date, and the Administrative Agent shall have so made available to the Borrowers a corresponding amount on behalf of such Lender, such Lender shall, on demand, pay to the Administrative Agent such corresponding amount, together with interest thereon, at the Federal Funds Rate, for each day from the date such corresponding amount shall have been so available by the Administrative Agent to the Borrowers until the date such amount shall have been repaid to the Administrative Agent. Such Lender shall not be entitled to payment of any interest which accrues on the amount made available by the Administrative Agent to the Borrowers for the account of such Lender until such time as such Lender reimburses the Administrative Agent for such amount, together with interest thereon, as provided in this Section 2.5.4.

                   A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing to the Administrative Agent by such Lender under this Section 2.5 shall be conclusive and binding on such Lender, absent manifest error. If such Lender does not pay such amounts to the Administrative Agent promptly upon the Administrative Agent's

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






demand, the Administrative Agent shall promptly notify the Borrowers of such Lender's failure to make payment, and the Borrowers shall immediately repay such amounts to the Administrative Agent, together with accrued interest thereon at the applicable rate on the Revolving Loan, all without prejudice to the rights and remedies of the Administrative Agent against any defaulting Lender. Any and all amounts due and payable to the Administrative Agent by the Borrowers under this Section 2.5 constitute and shall be part of the Administrative Agent's Obligations.

                   Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent that the Borrowers will not make such payment in full, the Administrative Agent may assume that the Borrowers have made such payment in full to the Administrative Agent on such date and the Administrative Agent in its sole discretion may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers shall not have so made such payment in full to the Administrative Agent and the Administrative Agent shall have distributed to any Lender all or any portion of such amount, such Lender shall repay to the Administrative Agent on demand the amount so distributed to such Lender, together with interest thereon at the Federal Funds Rate, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     Section 3.1 Representations and Warranties.

     The Borrowers, for themselves and for each other, represent and warrant to the Administrative Agent and the Lenders, as follows:

              3.1.1 Standing.

              Each Borrower (a) is duly organized, and existing under the laws of the state in which it is organized, (b) has the power to own its property and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary.

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






              3.1.2 Power and Authority.

              Each Borrower has full power and authority to execute and deliver this Agreement, and the other Financing Documents to which it is a party, to make the borrowings and request Letters of Credit under this Agreement and to incur and perform the Obligations whether under this Agreement, the other Financing Documents or otherwise, all of which have been duly authorized by all proper and necessary action. No consent or approval of shareholders, partners or any creditors of either Borrower, and no consent, approval, filing or registration with or notice to any Governmental Authority on the part of either Borrower, is required as a condition to the execution, delivery, validity or enforceability of this Agreement, or any of the other Financing Documents, or the performance by either Borrower of the Obligations.

              3.1.3 Binding Agreements.

              This Agreement and the other Financing Documents executed and delivered by the Borrowers have been properly executed and delivered and constitute the valid and legally binding obligations of the Borrowers and are fully enforceable against each of the Borrowers in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applications affecting the rights and remedies of creditors and secured parties, and general principles of equity regardless of whether applied in a proceeding in equity or at law.

              3.1.4 No Conflicts.

              Neither the execution, delivery and performance of the terms of this Agreement or of any of the other Financing Documents executed and delivered by either Borrower nor the consummation of the transactions contemplated by this Agreement will conflict with, violate or be prevented by (a) either Borrower's organizational documents, (b) any existing mortgage, indenture, contract or agreement binding on either Borrower or affecting its property, or (c) any Laws.

              3.1.5 No Defaults, Violations.

              (a) No Default or Event of Default has occurred and is continuing.

              (b) None of the Borrowers is in default under or with respect to any obligation under any existing mortgage, indenture, contract or agreement binding on it or affecting its property in any respect which could be materially adverse to the business, operations, property or financial condition of either Borrower, or which could materially adversely affect the ability of either Borrower to perform its obligations under this Agreement or the other Financing Documents, to which either Borrower is a party.

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






              3.1.6 Compliance with Laws.

              None of the Borrowers is in violation of any applicable Laws (including, without limitation, any Laws relating to employment practices, to environmental, occupational and health standards and controls) or order, writ, injunction, decree or demand of any court, arbitrator, or any Governmental Authority affecting either Borrower or any of its properties, the violation of which, considered in the aggregate, could materially adversely affect the business, operations or properties of either Borrower.

              3.1.7 Margin Stock.

              None of the proceeds of the Revolving Loan will be used, directly or indirectly, by either Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any "margin security" within the meaning of Regulation G (12 CFR Part 207), or "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System or for any other purpose which might make the transactions contemplated in this Agreement a "purpose credit" within the meaning of said Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

              3.1.8 Investment Company Act; Margin Securities.

              None of the Borrowers is an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of said Act. Neither of the Borrowers is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin security" within the meaning of Regulation G (12 CFR Part 207), or "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System.

              3.1.9 Litigation.

              Except as otherwise disclosed on Schedule 3.1.9 attached to and made a part of this Agreement, there are no proceedings, actions or investigations pending or, so far as either Borrower knows, threatened before or by any court, arbitrator or any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of either Borrower, would have a material adverse effect on the business, properties, condition
(financial or otherwise) or operations, present or prospective, of either Borrower.

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






              3.1.10 Financial Condition.

              The consolidated financial statements of the Borrowers dated December 31, 1998, are complete and correct and fairly present the financial position of each of the Borrowers and the results of their operations and transactions in their surplus accounts as of the date and for the period referred to and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. There are no liabilities, direct or indirect, fixed or contingent, of either Borrower as of the date of such financial statements which are not reflected therein or in the notes thereto. There has been no adverse change in the financial condition or operations of either Borrower since the date of such financial statements and to the Borrowers' knowledge no such adverse change is pending or threatened. None of the Borrowers has guaranteed the obligations of, or made any investment in or advances to, any Person, except as disclosed in such financial statements.

              3.1.11 Full Disclosure.

              The financial statements referred to in Section 3.1.10 (Financial Condition) of this Agreement, the Financing Documents (including, without limitation, this Agreement), and the statements, reports or certificates furnished by either Borrower in connection with the Financing Documents (a) do not contain any untrue statement of a material fact and (b) when taken in their entirety, do not omit any material fact necessary to make the statements contained therein not misleading. There is no fact known to either Borrower which such Borrower has not disclosed to the Administrative Agent and the Lenders in writing prior to the date of this Agreement with respect to the transactions contemplated by the Financing Documents which materially and adversely affects or in the future could, in the reasonable opinion of that Borrower materially adversely affect the condition, financial or otherwise, results of operations, business, or assets of either Borrower.

              3.1.12 Indebtedness for Borrowed Money.

              Except for the Obligations and the Agents' Obligations and except as set forth in Schedule 3.1.12 attached to and made a part of this Agreement, the Borrowers have no Indebtedness for Borrowed Money. The Administrative Agent has received photocopies of all promissory notes evidencing any Indebtedness for Borrowed Money set forth in Schedule 3.1.12, together with any and all subordination agreements, other agreements, documents, or instruments securing, evidencing, guarantying or otherwise executed and delivered in connection therewith.

              3.1.13 Taxes.

              Each of the Borrowers has filed all returns, reports and forms for Taxes which, to the knowledge of the Borrowers, are required to be filed, and has paid all Taxes as shown on such returns or on any assessment received by it, to the extent that such Taxes have become due, unless and to the extent only that such Taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by a Borrower, such Taxes are not the subject of any Liens other than Permitted Liens, and adequate reserves therefor have been established as required under GAAP. All tax liabilities of the Borrowers were as of the date of audited financial statements referred to in
Section 3.1.10 (Financial Condition), and are now, adequately provided for on the books of the Borrowers, as appropriate. No tax liability has been asserted by the Internal Revenue Service or any state or local authority against either Borrower for Taxes in excess of those already paid.

              3.1.14 ERISA.

              With respect to any Plan that is maintained or contributed to by the Borrower and/or by any Commonly Controlled Entity or as to which either of the Borrowers retains material liability: (a) no "accumulated funding deficiency" as defined in Code ss.412 or ERISA ss.302 has occurred, whether or not that accumulated funding deficiency has been waived; (b) no Reportable Event has occurred other than events for which reporting has been waived or that are unlikely to result in material liability for either of the Borrowers; (c) no termination of any plan subject to Title IV of ERISA has occurred; (d) neither the Borrower nor any Commonly Controlled Entity has incurred a "complete withdrawal" within the meaning of ERISA ss.4203 from any Multi-employer Plan that is likely to result in material liability for one or more of the Borrowers;
(e) neither the Borrower nor any Commonly Controlled Entity has incurred a "partial withdrawal" within the meaning of ERISA ss.4205 with respect to any Multi-employer Plan that is likely to result in material liability for one or more of the Borrowers; (f) no Multi-employer Plan to which the Borrower or any Commonly Controlled Entity has an obligation to contribute is to the knowledge of the Borrowers, in "reorganization" within the meaning of ERISA ss.4241 nor has notice been received by the Borrower or any Commonly Controlled Entity that such a Multi-employer Plan will be placed in "reorganization".

              3.1.15 Title to Properties.

              The Borrowers have good and marketable title to all of their respective properties, including, without limitation, the properties and assets reflected in the balance sheets described in Section 3.1.10 (Financial Condition). The Borrowers have legal, enforceable and uncontested rights to use freely such property and assets. The Borrowers represent and warrant that either one of the Borrowers or a Wholly Owned Subsidiary of one of the Borrowers has good and marketable title to each of the Unencumbered Properties free and clear of any liens other than the Permitted Liens and the unrecorded Deeds of Trust.

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






              3.1.16 Presence of Hazardous Materials or Hazardous Materials Contamination.

              To the best of each Borrower's knowledge, (a) no Hazardous Materials are located on any real property owned, controlled or operated by either Borrower or for which either Borrower is, or is claimed to be, responsible, except for reasonable quantities of necessary supplies and products for use by a Borrower or its tenants in the ordinary course of its current line of business and stored, used and disposed in accordance with applicable Laws; and (b) no property owned, controlled or operated by either Borrower or for which either Borrower has, or is claimed to have, responsibility has ever been used as a manufacturing, storage, or dump site for Hazardous Materials nor is affected by Hazardous Materials Contamination at any other property.

              3.1.17 Year 2000 Representations and Warranties.

              Each of the Borrowers represents and warrants to the Agents and the Lenders that the following statements are true, correct and complete as of the date hereof, and as of the date of each advance of the Revolving Loan or the issuance of any Letter of Credit hereunder: (a) based on a comprehensive review and assessments of its systems and equipment and those of its material suppliers, vendors and customers, the Borrowers reasonably believe that the Year 2000 Problem, including costs of remediation, could not be expected to result in a material adverse change in the financial condition of the Borrowers from that expressed in the financial statements most recently submitted by the Borrowers prior to the date hereof; (b) each of the Borrowers has developed plans for preventing the Year 2000 Problem from having a material impact within its operations, and the implementation of such plans, including testing, are on schedule in all material respects; and (c) the Borrowers have developed feasible contingency plans to insure uninterrupted and unimpaired business operation in the event of failure of their own systems or equipment or those of their material suppliers, vendors or customers due to the Year 2000 Problem. The Borrowers covenant and agree with the Agents and the Lenders that the Borrowers shall provide the Agents and the Lenders with any further assurances as to the Borrowers' avoidance and resolution of the Year 2000 Problem as the Agents and the Lenders may request from the Borrowers from time to time.

     Section 3.2 Survival;  Updates of  Representations  and  Warranties.
                 --------------------------------------------------------

     All representations and warranties contained in or made under or in connection with this Agreement and the other Financing Documents shall survive the Closing Date, the making of any advance under the Revolving Loan and extension of credit made hereunder, and the incurring of any other Obligations and shall be deemed to have been made at the time of each request for, and again at the time the making of, each advance under the Revolving Loan or the issuance of each Letter of Credit, except that the representations and warranties which relate to financial statements which are referred to in Section 3.1.10 (Financial Condition), shall also be deemed to cover financial statements furnished from time to time to the Administrative Agent and the Lenders pursuant to Section 6.1.1 (Financial Statements).

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






                                   ARTICLE IV
                              CONDITIONS PRECEDENT

     Section 4.1 Conditions to the Initial Advance and Initial Letter of Credit.
                 --------------------------------------------------------------

     The making of the initial advance under the Revolving Loan and the issuance of the initial Letter of Credit is subject to the fulfillment on or before the Closing Date of the following conditions precedent in a manner satisfactory in form and substance to the Administrative Agent and its counsel:

              4.1.1 Organizational Documents - Borrowers.

              The Administrative Agent shall have received for each Borrower (as appropriate):

              (a) a certificate of good standing certified by the Secretary of State, or other appropriate Governmental Authority, of the state of organization of such Borrower;

              (b) a certified copy from the appropriate Governmental Authority under which such Borrower is organized, of such Borrower's recorded limited partnership certificate and all recorded amendments thereto;

              (c) a certificate of qualification to do business for such Borrower certified by the Secretary of State or other Governmental Authority of each state in which such Borrower conducts business;

              (d) a certificate dated as of the Closing Date by the Secretary or an Assistant Secretary of Mid-Atlantic covering:

                    (i) true and complete  copies of Mid-  Atlantic's  corporate charter, bylaws, and all amendments thereto;

                    (ii) true and complete copies of the resolutions of Mid-Atlantic's Board of Trustees authorizing (A) the execution, delivery and performance of the Financing Documents to which it is a party, (B) the borrowings hereunder, and (C) the granting of the Liens contemplated by this Agreement and the Financing Documents to which Mid-Atlantic is a party;

                    (iii) the incumbency, authority and signatures of the officers of Mid-Atlantic authorized to sign this Agreement and the other Financing Documents to which Mid- Atlantic is a party; and

                    (iv) the identity of Mid-Atlantic's current
                  trustees.

              (e) a certificate of the general partners of MART, dated as of the Closing Date:

                    (i) stating that attached to the  certificate  is a true and complete copy of MART's Partnership Agreement, with all amendments, modifications, restatements, substitutions, extensions and renewals thereto;

                    (ii) authorizing (A) the execution, delivery and performance of the Financing Documents to which MART is a party, (B) the borrowings hereunder and any and all other Obligations, (C) the granting of the Liens contemplated by this Agreement and the Security Documents to which MART is a party, and (D) any and all other actions or agreements taken with respect to the Obligations or any collateral by any general partner of MART at any time;

                    (iii) setting forth the identity and signatures of the general partners of MART and of other Responsible Officers then authorized to sign this Agreement and the other Financing Documents and the Security Documents to which MART is a party; and

                    (iv)  identifying  MART's current  partners and other equity
               holders,  as  well  as  their  respective   percentage  ownership
               interests.

              4.1.2 Opinion of Borrowers' Counsel.

                    The Administrative Agent shall have received the favorable opinion of counsel for the Borrowers addressed to the Administrative Agent and the Lenders in form satisfactory to the Administrative Agent and the Documentation Agent.

              4.1.3 Consents, Licenses, Approvals, Etc.

                    The Administrative Agent shall have received copies of all consents, licenses and approvals, required in connection with the execution, delivery, performance, validity and enforceability of the Financing Documents, and such consents, licenses and approvals shall be in full force and effect.

              4.1.4  Notes.

                    The Administrative Agent shall have received for delivery to each of the Lenders the Revolving Credit Notes, each conforming to the requirements hereof and executed by a Responsible Officer of each Borrower and attested by a duly authorized representative of each Borrower.

               4.1.5 Financing Documents.

                    Each   Borrower   shall  have  executed  and  delivered  the
Financing Documents to be executed by it.

               4.1.6 Unencumbered Properties.

                    (a) The Borrowers shall have delivered to the Agents and the Lenders for each of the Unencumbered Properties described on Schedule 4.1.6 attached hereto and made a part hereof:

                         (i) evidence  satisfactory to the Administrative  Agent
                    regarding the current and past pollution control practices at such real property in connection with the discharge, emission, handling, disposal or existence of Hazardous Materials, which may include, at the Administrative Agent's request, an environmental audit of such real property prepared by a person or firm acceptable to the Administrative Agent;

                         (ii) an unconditional commitment or binder for mortgagee's title insurance in form and substance satisfactory to the Administrative Agent and issued by a title insurance company satisfactory to the Administrative Agent;

                         (iii) a current survey  satisfactory in all respects to
                    the Administrative Agent, prepared by a registered land surveyor or engineer satisfactory to the Administrative Agent;

                         (iv) a  description  of  the  property  including  age,
                    location and Occupancy Rate and a structural engineer's report of the improvements;

                         (v) an operating  statement and rent roll for the three
                    (3) preceding fiscal years (or portion thereof that one of the Borrowers or a Subsidiary owned the real property) and the current fiscal year through the fiscal quarter most recently ended, prepared by a Responsible Officer of Mid-Atlantic;

                         (vi) an  operating  budget for the current  fiscal year
                    and a capital expenditure budget for the next twelve (12) months;

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






                         (vii) lease roll over schedule and lease abstracts;

                         (viii) a deed of  trust,  mortgage,  indemnity  deed of
                    trust or other lien instrument, as appropriate, granting to the Administrative Agent, for the ratable benefit of the Lenders with respect to the Obligations and the ratable benefit of the Agents with respect to the Agents' Obligations, a first lien on such real property, subject only to the Permitted Liens (individually a "Deed of Trust" and collectively, the "Deeds of Trust"). The Deeds of Trust shall be held in escrow by the Administrative Agent and recorded only in accordance with the terms of Section 7.2.5 (Recordation of Deeds of Trust);

                         (ix) upon request of the Administrative Agent, be accompanied by a signed opinion of counsel addressed to the Administrative Agent and each of the Lenders, in form and substance satisfactory to the Administrative Agent, and from counsel, satisfactory to the Administrative Agent, licensed to practice in the state where the subject real property is located;

                         (x) if the  property  is subject to a ground  lease,  a
                    copy of the ground lease and all amendments thereto, as recorded; and

                         (xi) such other information as the Administrative Agent
                    may reasonably request.

               4.1.7  Other Financing Documents.

                    In addition to the Financing Documents to be delivered by the Borrowers, the Administrative Agent shall have received the Financing Documents duly executed and delivered by Persons other than the Borrowers.

               4.1.8  Other Documents, Etc.

                    The Administrative Agent shall have received such other certificates, opinions, documents and instruments confirmatory of or otherwise relating to the transactions contemplated hereby as may have been reasonably requested by the Administrative Agent.

               4.1.9  Payment of Fees.

                    The Administrative Agent and the Lenders shall have received payment of any Fees due on or before the Closing Date.

               4.1.10  Solvency.

                    The Administrative Agent shall have received and approved the Financial Condition Certificate in the form of EXHIBIT "C" attached hereto and made a part hereof.

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






               4.1.11  Letters of Credit.

                    The Administrative Agent and the Lenders shall have received and approved a list of all Letters of Credit issued and outstanding, or to be issued and outstanding, as of the Closing Date.

     Section 4.2  Conditions to all Extensions of Credit.
                  ---------------------------------------

                    The making of all advances under the Revolving Loan and the issuance of all Letters of Credit are subject to the fulfillment of the following conditions precedent in a manner satisfactory in form and substance to the Administrative Agent and its counsel:

               4.2.1  Compliance.

                    Each Borrower shall have complied and shall then be in compliance with all terms, covenants, conditions and provisions of this Agreement and the other Financing Documents that are binding upon it.

               4.2.2  Default.

                    There shall exist no Event of Default or Default hereunder.

               4.2.3  Representations and Warranties.

                    The representations and warranties of each of the Borrowers contained among the provisions of this Agreement shall be true and with the same effect as though such representations and warranties had been made at the time of the making of, and of the request for, each advance under the Revolving Loan or the issuance of each Letter of Credit, except that the representations and warranties which relate to financial statements which are referred to in Section
3.1.10 (Financial Condition), shall also be deemed to cover financial statements furnished from time to time to the Administrative Agent pursuant to Section
6.1.1 (Financial Statements).

               4.2.4  Adverse Change.

                    No adverse change shall have occurred in the condition (financial or otherwise), operations or business of either Borrower that would, in the good faith judgment of the Administrative Agent, materially impair the ability of that Borrower to pay or perform any of the Obligations.

               4.2.5  Legal Matters.

                    All  legal  documents  incident  to each  advance  under the
Revolving   Loan  and  each  of  the  Letters  of  Credit  shall  be  reasonably satisfactory to counsel for the Administrative Agent.

                                    ARTICLE V
                            UNENCUMBERED PROPERTIES.

     Section 5.1  Unencumbered Properties as of the Closing Date.
                  -----------------------------------------------

     The Unencumbered Properties as of the date hereof are those properties identified on Schedule 4.1.6 (Unencumbered Properties).

     Section 5.2   Addition of Unencumbered Properties

     Subsequent to the date hereof the Borrower may request that other properties be included in the Unencumbered Properties and in conjunction with such request, deliver to the Administrative Agent and each of the Lenders, each of the items required pursuant to Section 4.1.6 (Unencumbered Properties) for such real property. The Administrative Agent and the Lenders shall have a period not to exceed thirty (30) Business Days after receipt of all of the items referred to in Section 4.1.6 (Unencumbered Properties) to review such submissions and determine whether or not such real property will be included in the Unencumbered Properties. If the Requisite Lenders approve the inclusion of the real property in the Unencumbered Properties, the real property shall be included.

     Section 5.3 Removal of Properties from the Unencumbered Properties.
                 -------------------------------------------------------

     The Borrowers shall provide to the Administrative Agent and the Lenders notice not less than thirty (30) days prior to the date they desire to have any property removed from the Unencumbered Properties. A property may cease to be one of the Unencumbered Properties provided that (a) no Default or Event of Default exists under the Financing Documents and the removal of such property from the Unencumbered Properties does not result in a Default or an Event of Default and (b) the Requisite Lenders approve of the elimination of the subject property from the Unencumbered Properties.


                                   ARTICLE VI
                           COVENANTS OF THE BORROWERS

     Section 6.1  Affirmative Covenants.

          So long as any of the Obligations or Letters of Credit (or the Commitments therefor) or the Agents' Obligations shall be outstanding hereunder, the Borrowers agree jointly and severally with the Agents and the Lenders as follows:

               6.1.1  Financial Statements.

              The Borrowers  shall furnish to the  Administrative  Agent and the
Lenders:

                    (a) Annual Statements and Certificates.  The Borrowers shall furnish to the Administrative Agent and the Lenders as soon as available, but in no event more than one hundred and twenty (120) days after the close of the Borrowers' fiscal years, (i) a copy of the annual financial statement in reasonable detail satisfactory to the Administrative Agent relating to the Borrowers, prepared in accordance with GAAP and examined and audited by independent certified public accountants satisfactory to the Administrative Agent, which financial statement shall include a consolidated and consolidating balance sheet of the Borrowers as of the end of such fiscal year and consolidated and consolidating statements of income, cash flows and changes in shareholders equity of the Borrowers for such fiscal year, and (ii) a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT "B", containing a detailed computation of each financial covenant in this Agreement which is applicable for the period reported and a certification that no change has occurred to the information provided to the Lenders in connection with the application for the Credit Facilities (except as set forth on any schedule attached to the certification), each prepared by a Responsible Officer of the Borrowers in a format acceptable to the Administrative Agent and (iii) a management letter in the form prepared by the Borrowers' independent certified public accountants.

                    (b) Quarterly Statements and Certificates. The Borrowers shall furnish to the Administrative Agent and the Lenders as soon as available, but in no event more than forty five (45) days after the close of the Borrowers' fiscal quarters, (i) consolidated and consolidating balance sheets of the Borrowers as of the close of such period, consolidated and consolidating income, cash flows and changes in equity statements for such period, all as prepared and certified by a Responsible Officer of the Borrowers, (ii) consolidated statements of operation, occupancy summaries, leasing activity reports, operating statements by profit center and such other financial reports and information as the Administrative Agent may require, all as prepared and certified by a Responsible Officer of the Borrowers and (iii) a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT B, containing a detailed computation of each financial covenant in this Agreement which is applicable for the period reported and a certification that no material adverse change has occurred to the information provided to the Lenders in connection with the application for the Credit Facilities (except as set forth on any schedule attached to the certification), prepared by a Responsible Officer of or on behalf of each Borrowers in a format acceptable to the Lenders, all as prepared and certified by a Responsible Officer of the Borrowers and accompanied by a certificate of that officer stating whether any event has occurred which constitutes a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.

                    (c) Monthly Statements and Certificates. The Borrowers shall furnish to the Administrative Agent and the Lenders as soon as available, but in no event more than thirty (30) days after the close of the Borrowers' fiscal months, consolidated statements of operation, occupancy summaries, leasing activity reports, operating statements by profit center and such other financial reports and information as the Administrative Agent may require, all as prepared and certified by a Responsible Officer of the Borrowers.

                    (d) Annual Budget and Projections. The Borrowers shall furnish to the Lender as soon as available, but in no event later than the 10th day before the end of each fiscal year:

                         (i) a consolidated and consolidating budget for
                  the following fiscal year, and

                         (ii) a loan  usage  projection  on a  consolidated  and
                    consolidating basis.

                    (e) Additional Reports and Information. The Borrowers shall furnish to the Administrative Agent and the Lenders promptly, such additional information, reports or statements as the Administrative Agent and/or any of the Lenders may from time to time reasonably request and additional Compliance Certificates as required pursuant to Section 7.1.3 (Failure to Comply).

               6.1.2  Reports to SEC and to Stockholders.

                    The Borrowers will furnish to the Administrative Agent and the Lenders, promptly upon the filing or making thereof, at least one (l) copy of all financial statements, reports, notices and proxy statements sent by either Borrower to its stockholders, and of all regular and other reports filed by either Borrower with any securities exchange or with the Securities and Exchange Commission. Mid-Atlantic shall at all times remain a publicly traded company listed on a public stock exchange.

               6.1.3  Recordkeeping, Rights of Inspection, Etc.

                    (a) Each of the Borrowers shall maintain (i) a standard system of accounting in accordance with GAAP, and (ii) proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its properties, business and activities.

                    (b) Each of the Borrowers shall permit authorized representatives of the Administrative Agent to review, audit, check and inspect the Borrowers' books of record at any time with reasonable notice and to make abstracts and photocopies thereof, and to discuss the affairs, finances and accounts of the Borrowers, with the officers, directors, employees and other representatives of the Borrowers and their respective accountants, all at such times during normal business hours and other reasonable times and as often as the Administrative Agent may reasonably request.

                    (c) Each of the Borrowers hereby irrevocably authorizes and directs all accountants and auditors employed by either of the Borrowers at any time prior to the repayment in full of the Obligations and the Agents' Obligations to exhibit and deliver to the Administrative Agent and the Lenders copies of any and all of the financial statements, trial balances, management letters, or other accounting records of any nature of either of the Borrowers in the accountant's or auditor's possession, and to disclose to the Administrative Agent and any of the Lenders any information they may have concerning the financial status and business operations of either of the Borrowers. Further, the Borrowers each hereby authorize all Governmental Authorities to furnish to the Administrative Agent and the Lenders copies of reports or examinations relating to either of the Borrowers, whether made by the Borrowers or otherwise.

                    (d) Any and all costs and expenses incurred by, or on behalf of, the Administrative Agent in connection with the conduct of any of the foregoing shall be part of the Enforcement Costs and shall be payable to the Administrative Agent upon demand.

               6.1.4  REIT Existence.

                    Mid-Atlantic shall maintain its existence as a real estate investment trust under the Internal Revenue Code in good standing in the jurisdiction in which it is incorporated and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction might have a material adverse effect on the ability of the Borrowers to perform the Obligations and the Agents' Obligations, on the conduct of Mid- Atlantic's operations or on the Borrowers' consolidated financial condition.

               6.1.5  Partnership Existence.

                    MART shall maintain its existence as a limited partnership in good standing in the jurisdiction in which it is formed and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction might have a material adverse effect on the ability of the Borrowers to perform the Obligations and the Agents'
Obligations, on the conduct of MART's operations or on the Borrowers' consolidated financial condition.

               6.1.6  Compliance with Laws.

                    Each of the Borrowers shall comply with all applicable Laws and observe the valid requirements of Governmental Authorities, the noncompliance with or the nonobservance of which might have a material adverse effect on the ability of the Borrowers to perform the Obligations and the Agents' Obligations, on the conduct of the Borrowers' operations or on the Borrowers' consolidated financial condition.

               6.1.7  Preservation of Properties.

                    Each of the Borrowers will at all times (a) maintain, preserve, protect and keep its properties, whether owned or leased, in good operating condition, working order and repair (ordinary wear and tear excepted), and from time to time will make all proper repairs, maintenance, replacements, additions and improvements thereto needed to maintain such properties in good operating condition, working order and repair, and (b) do or cause to be done all things necessary to preserve and to keep in full force and effect its material franchises, leases of real and personal property, trade names, patents, trademarks and permits which are necessary for the orderly continuance of its business.

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               6.1.8  Line of Business.

                    Each of the Borrowers will, and will cause each of their Subsidiaries to, continue to engage substantially only in the business of owning, acquiring, developing, leasing and managing primarily neighborhood or community shopping centers in the Middle Atlantic region of the United States.

               6.1.9  Insurance.

                    Each of the Borrowers will at all times maintain with "A" or better rated insurance companies such insurance as is required by applicable Laws and such other insurance, in such amounts, of such types and against such risks, hazards, liabilities, casualties and contingencies as are usually insured against in the same geographic areas by business entities engaged in the same or similar business. Without limiting the generality of the foregoing, each of the Borrowers will keep adequately insured all of its property against loss or damage resulting from fire or other risks insured against by extended coverage and maintain public liability insurance against claims for personal injury, death or property damage occurring upon, in or about any properties occupied or controlled by it, or arising in any manner out of the businesses carried on by it, all in such amounts not less than the Administrative Agent shall reasonably determine from time to time. Each of the Borrowers shall deliver to the Administrative Agent on the Closing Date (and thereafter on each date there is a material change in the insurance coverage) a certificate of a Responsible Officer of the Borrowers containing a detailed list of the insurance then in effect and stating the names of the insurance companies, the types, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby. Within thirty (30) days after notice in writing from the Administrative Agent, the Borrowers will obtain such additional insurance as the Administrative Agent may reasonably request.

               6.1.10  Taxes.

                    Except to the extent that the validity or amount thereof is being contested in good faith and by appropriate proceedings, each of the Borrowers will pay and discharge all Taxes prior to the date when any interest or penalty would accrue for the nonpayment thereof. Each of the Borrowers shall furnish to the Administrative Agent at such times as the Administrative Agent may require proof satisfactory to the Administrative Agent of the making of payments or deposits required by applicable Laws including, without limitation, payments or deposits with respect to amounts withheld by either of the Borrowers from wages and salaries of employees and amounts contributed by either of the Borrowers on account of federal and other income or wage taxes and amounts due under the Federal Insurance Contributions Act, as amended.

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               6.1.11  ERISA.

                    Each of the Borrowers will, and will cause each of its Commonly Controlled Entities to, comply with the funding requirements of ERISA with respect to Plans for its respective employees. Neither of the Borrowers will permit with respect to any Plan (a) any prohibited transaction or transactions under ERISA or the Internal Revenue Code, which results, or may result, in any material liability of the Borrower, or (b) any Reportable Event if, upon termination of the plan or plans with respect to which one or more such Reportable Events shall have occurred, there is or would be any material liability of the Borrower to the PBGC. Upon the Lender's request, each of the Borrowers will deliver to the Lender a copy of the most recent actuarial report, financial statements and annual report completed with respect to any Plan.

              6.1.12 Notification of Events of Default and Adverse Developments.

                    Each   of  the   Borrowers   shall   promptly   notify   the
Administrative Agent upon obtaining knowledge of the occurrence of:

                    (a) any Event of Default;

                    (b) any Default;

                    (c) any litigation instituted or threatened against either of the Borrowers and of the entry of any judgment or Lien (other than any Permitted Liens) against any of the assets or properties of either of the Borrowers where the claims against either Borrower exceed Five Hundred Thousand Dollars ($500,000) and are not covered by insurance;

                    (d) any event, development or circumstance whereby the financial statements furnished hereunder fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of either of the Borrowers;

                    (e) any judicial, administrative or arbitral proceeding pending against either of the Borrowers and any judicial or administrative proceeding known by either of the Borrowers to be threatened against either Borrower which, if adversely decided, could materially adversely affect the financial condition or operations (present or prospective) of either Borrower;

                    (f) the receipt by either of the Borrowers of any notice, claim or demand from any Governmental Authority which alleges that either of the Borrowers is in violation of any of the terms of, or has failed to comply with any applicable Laws regulating its operation and business, including, but not limited to, the Occupational Safety and Health Act and the Environmental Protection Act; and

                    (g) any other development in the business or affairs of either of the Borrowers which may be materially adverse;

in each case describing in detail satisfactory to the Administrative Agent the nature thereof

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and the action the Borrowers propose to take with respect thereto.

               6.1.13  Hazardous Materials; Contamination.

                    Each of the Borrowers agree to:

                    (a) give notice to the Administrative Agent immediately upon acquiring knowledge of the presence of any Hazardous Materials or any Hazardous Materials Contamination on any property owned, operated or controlled by either Borrower or for which either Borrower is, or is claimed to be, responsible (provided that such notice shall not be required for Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course (including, without limitation, quantity) of a Borrower's or its tenant's line of business expressly described in this Agreement), with a full description thereof;

                    (b) promptly comply with any Laws requiring the removal, treatment or disposal of Hazardous Materials or Hazardous Materials Contamination and provide the Administrative Agent with satisfactory evidence of such compliance;

                    (c) provide the Administrative Agent, within thirty (30) days after a demand by the Administrative Agent, with a bond, letter of credit or similar financial assurance evidencing to the Administrative Agent's satisfaction that the necessary funds are available to pay the cost of removing, treating, and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any Lien which may be established as a result thereof on any property owned, operated or controlled by either Borrower or for which either Borrower is, or is claimed to be, responsible; and

                    (d) as part of the Obligations, defend, indemnify and hold harmless the Administrative Agent, each of the Lenders and each of their respective Administrative Agents, employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials or any Hazardous Materials Contamination on any property owned, operated or controlled by either Borrower for which either Borrower is, or is claimed to be, responsible. Each Borrower acknowledges and agrees that this indemnification shall survive the termination of this Agreement and the Commitments and the payment and performance of all of the other Obligations.

               6.1.14  Financial Covenants.

                    (a) Corporate Leverage Ratio. The Borrowers shall maintain at all times and tested as of the end of each fiscal quarter a Corporate Leverage Ratio of less than or equal to fifty-five percent (55%).

                    (b) Interest Coverage Ratio. The Borrowers shall maintain at all times and tested as of the end of each fiscal quarter an Interest Coverage Ratio of equal to or greater than 2.0 to 1.0.

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                    (c)  Fixed  Charge  Coverage  Ratio.   The  Borrowers  shall
maintain at all times and tested as of the end of each fiscal quarter a Fixed Charge Coverage Ratio equal to or greater than 1.5 to 1.0.

                    (d)   Unencumbered   Leverage  Ratio.  The  Borrowers  shall
maintain at all times and tested as of the end of each fiscal quarter an Unencumbered Leverage Ratio of less than or equal to fifty-five percent (55%).

                    (e) Unencumbered Interest Coverage Ratio. The Borrowers shall maintain at all times and tested as of the end of each fiscal quarter an Unencumbered Interest Coverage Ratio of equal to or greater than 2.0 to 1.0.

                    (f) Unencumbered Debt Service Coverage Ratio. The Borrowers shall maintain at all times and tested as of the end of each fiscal quarter a ratio of Adjusted Unencumbered NOI for the most recent fiscal quarter annualized divided by the Annual Debt Service on the Unsecured Indebtedness of equal to or greater than 1.5 to 1.0.

                    (g) Tangible Net Worth. The Borrowers shall maintain at all times and tested as of the end of each fiscal quarter a Tangible Net Worth of not less than $200,000,000 plus eighty percent (80%) of the net proceeds of each public or private equity offering of the Borrowers subsequent to September 30, 1998.

                    (h) Secured Indebtedness Ratio. The Borrowers shall maintain at all times and tested as of the end of each fiscal quarter, a total Secured Indebtedness of less than or equal to forty percent (40%) of Total Asset Value.

               6.1.15  Investments in Real Estate Assets.

                    Each of the Borrowers agree that investments in:

                    (a) real estate Assets other than anchored neighborhood or community shopping centers shall at no time have an aggregate value in excess of ten percent (10%) of Total Asset Value;

                    (b) new development projects shall at no time have an aggregate value in excess of fifteen percent (15%) of Total Asset Value;

                    (c) raw land shall at no time have an aggregate value in excess of five percent (5%) of Total Asset Value; and

                    (d) unconsolidated joint ventures shall at no time have an aggregate value in excess of ten percent (10%) of Total Asset Value.

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                    6.1.16 Deeds of Trust a Contemporaneous Exchange;  Financial
Condition Certificates.

                    The Deeds of Trust are a transfer of the owner's interest in the applicable real property as of the date delivered to the Administrative Agent. As Deeds of Trust are delivered subsequent to the Closing Date, such Deeds of Trust are not being delivered or transferred on account of an antecedent debt; the Deeds of Trust are intended to be a contemporaneous exchange for new value. The Borrowers shall deliver, or cause to be delivered, to the Administrative Agent, a Financial Condition Certificate in the form of EXHIBIT "D" attached hereto and made a part hereof simultaneous with the delivery of any Deed of Trust after the date hereof.

                    6.1.17 Deeds of Trust.

                    Each Deed of Trust to be executed and delivered pursuant hereto shall:

                    (a)  be  in  form   and   substance   satisfactory   to  the
Administrative Agent and the Documentation Agent; and

                    (b) upon recording, create a first priority Lien in such real property in favor of the Administrative Agent, for the ratable benefit of the Lenders with respect to the Obligations and for the benefit of the Agents with respect to the Agents' Obligations, subject only to Permitted Liens, zoning ordinances, and such other matters as the Administrative Agent may approve.

     Section 6.2 Negative Covenants.

         So long as any of the Obligations or Letters of Credit (or the Commitments therefor) or the Agents' Obligations shall be outstanding hereunder, the Borrowers agree with the Agents and the Lenders that without the prior written consent of the Administrative Agent:

                    6.2.1 Merger, Acquisition or Sale of Assets.

                    Neither of the Borrowers will enter into any merger or consolidation unless one of the Borrowers is the surviving controlling entity and the merger or consolidation will not cause a violation of any term or condition of this Agreement. Neither of the Borrowers will enter into any amalgamation, windup or dissolve themselves (or suffer any liquidation or dissolution), or sell, lease or otherwise dispose of any of its assets, except assets disposed of in the ordinary course of business prior to an Event of Default and assets disposed of that, when aggregated with the assets disposed of by both of the Borrowers since the Closing Date, is less than twenty percent (20%) of the Borrowers' assets as of the Closing Date. Any consent of the Administrative Agent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

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                    6.2.2 Indebtedness.

                    Neither of the Borrowers will create, incur, assume or suffer to exist any Indebtedness for Borrowed Money or permit any Subsidiary to do so, except:

                    (a) the Obligations;

                    (b) current accounts payable arising in the ordinary course;

                    (c) Indebtedness secured by Permitted Liens;

                    (d) Indebtedness of the Borrowers existing on the date hereof and reflected on the financial statements furnished pursuant to Section
3.1.10 (Financial Condition); and

                    (e) Subordinated Debt and Subordinated Indebtedness.

                    6.2.3 Loans and Other Transactions.

                    Except as otherwise provided in this Agreement, neither of the Borrowers will, and nor will either of them permit any of its Subsidiaries to, (a) guaranty or otherwise become contingently liable for the Indebtedness or obligations of any Person (other than a Subsidiary), or (b) make any loans or advances, or otherwise extend credit to any Person, except:

                         (i) any  advance to an officer  or  employee  of either
                    Borrower or any Subsidiary, provided that the maximum amount of any such advance to one individual shall not exceed $150,000 and the aggregate amount of all such advances by all of the Borrowers and their Subsidiaries (taken as a whole) outstanding at any time shall not exceed Five Hundred Thousand Dollars ($500,000);

                         (ii) the  endorsement  of  negotiable  instruments  for
                    deposit  or  collection  or  similar   transactions  in  the
                    ordinary course of business; and

                         (iii) loans to any  officers or  employees  pursuant to
                    MART's Restricted Stock Plan so long as such loans in the aggregate shall not exceed $2,150,000 outstanding at any time.

                    6.2.4 Distributions.

                    Neither of the Borrowers will, or permit any of its Subsidiaries to, make distributions in excess ninety percent (90%) of diluted FFO and ninety-five percent (95%) of FAD for the most recent four (4) fiscal quarters; provided, however, this limitation shall not preclude the Borrowers from making the minimum distributions required to maintain REIT status under the Internal Revenue Code.

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                    6.2.5 Liens.

                    Neither of the Borrowers will (a) create, incur, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired, or permit any Subsidiary so to do, except for Permitted Liens and (b) allow or suffer to exist the failure of any Lien described in the Security Documents to attach to, and/or remain at all times perfected on, any of the property described in the Security Documents.

                    6.2.6 Transactions with Affiliates.

                    Neither of the Borrowers nor any of their Subsidiaries will enter into or participate in any transaction with any Affiliate or, except in the ordinary course of business, with the officers, directors, employees and other representatives of either Borrower and/or any Subsidiary.

                    6.2.7 Other Businesses.

                    Neither of the Borrowers nor any of their Subsidiaries will engage directly or indirectly in any business other than its current line of business described elsewhere in this Agreement.

                    6.2.8 ERISA Compliance.

                    Neither of the Borrowers nor any Commonly Controlled Entity shall: (a) engage in or permit any "prohibited transaction" (as defined in ERISA); (b) cause any "accumulated funding deficiency" as defined in ERISA and/or the Internal Revenue Code; (c) terminate any pension plan in a manner which could result in the imposition of a lien on the property of either Borrower pursuant to ERISA; (d) terminate or consent to the termination of any Multi-employer Plan; or (e) incur a complete or partial withdrawal with respect to any Multi- employer Plan.

                    6.2.9 Prohibition on Hazardous Materials.

                    Neither of the Borrowers shall place, manufacture or store or permit to be placed, manufactured or stored any Hazardous Materials on any property owned, operated or controlled by either Borrower, or any Affiliate of either of the Borrowers, or for which either Borrower, or any Affiliate of either of the Borrowers, is responsible other than Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course of a Borrower's business expressly described in this Agreement.

                    6.2.10 Amendments.

                    Neither of the Borrowers will amend or terminate or agree to amend or terminate any ground lease governing any of the Unencumbered Properties or consent to or waive any material provisions thereof.

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                    6.2.11 Method of Accounting; Fiscal Year.

                    Neither of the Borrowers shall:

                    (a) change the method of accounting employed in the preparation of any financial statements furnished to the Administrative Agent under the provisions of Section 6.1.1 (Financial Statements), unless required to conform to GAAP and on the condition that the Borrowers' accountants shall furnish such information as the Administrative Agent may request to reconcile the changes with the Borrowers' prior financial statements

                    (b) change its fiscal  year from a year  ending on  December
31.


                                   ARTICLE VII
                         DEFAULT AND RIGHTS AND REMEDIES

     Section 7.1           Events of Default.

         The occurrence of any one or more of the following events shall constitute an "Event of Default" under the provisions of this Agreement:

                    7.1.1 Failure to Pay.

                    The failure of the Borrowers to pay any of the Obligations or the Agents' Obligations as and when due and payable in accordance with the provisions of this Agreement, the Notes and/or any of the other Financing Documents and such failure continues for five (5) days.

                    7.1.2 Breach of Representations and Warranties.

                    Any representation or warranty made in this Agreement or in any report, statement, schedule, certificate, opinion (including any opinion of counsel for the Borrowers), financial statement or other document furnished in connection with this Agreement, any of the other Financing Documents, or the Obligations, shall prove to have been false or misleading when made (or, if applicable, when reaffirmed) in any material adverse respect.

                    7.1.3 Failure to Comply with Specific Covenants.

                    The failure of the Borrowers to perform, observe or comply with any covenant contained in Section 6.1.14 (Financial Covenants), Section
6.1.15 (Investments in Real Estate Assets) or Section 6.2.5 (Liens) and such failure is not corrected and the Borrower in compliance with such covenant, as evidenced and certified by the Borrowers' Compliance Certificate in substantially the form attached to this Agreement as Exhibit B, dated not later than thirty (30) days after notice from the Administrative Agent to the Borrowers.

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                    7.1.4 Failure to Comply with Other Covenants.

                    The failure of the Borrowers to materially perform, observe or comply with any covenant, condition or agreement contained in this Agreement and not otherwise specifically covered in this ARTICLE VII and such failure continues uncured for a period of thirty (30) days after notice from the Administrative Agent to the Borrowers, unless the nature of the failure is such that (a) it cannot be cured within the thirty (30) day period, (b) the Borrowers institute corrective action within the thirty (30) day period and (c) the Borrowers complete the cure within a period of an additional thirty (30) days.

                    7.1.5   Default   Under   Other   Financing   Documents   or
Obligations.

                    A default shall occur under any of the other Financing Documents or under any other Obligations, and such default is not cured within any applicable grace period provided therein.

                    7.1.6 Receiver; Bankruptcy.

                    Either Borrower or any Subsidiary shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (b) admit in writing its inability to pay its debts as they mature, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) file a voluntary petition in bankruptcy or a petition or an answer seeking or consenting to reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take corporate action for the purposes of effecting any of the foregoing, or (f) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days, or (g) by any act indicate its consent to, approval of or acquiescence in any order, judgment or decree by any court of competent jurisdiction or any Governmental Authority enjoining or otherwise prohibiting the operation of a material portion of either Borrower's or any Subsidiary's business or the use or disposition of a material portion of either Borrower's or any Subsidiary's assets.

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






                    7.1.7 Involuntary Bankruptcy, etc.

                    (a) An order for relief shall be entered in any involuntary case brought against either Borrower or any Subsidiary under the Bankruptcy Code, or (b) any such case shall be commenced against either Borrower or any Subsidiary and shall not be dismissed within sixty (60) days after the filing of the petition, or (c) an order, judgment or decree under any other Law is entered by any court of competent jurisdiction or by any other Governmental Authority on the application of a Governmental Authority or of a Person other than either Borrower or any Subsidiary (i) adjudicating either Borrower, or any Subsidiary bankrupt or insolvent, or (ii) appointing a receiver, trustee or liquidator of either Borrower or of any Subsidiary, or of a material portion of either Borrower's or any Subsidiary's assets, or (iii) enjoining, prohibiting or otherwise limiting the operation of a material portion of either Borrower's or any Subsidiary's business or the use or disposition of a material portion of either Borrower's or any Subsidiary's assets, and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days from the date entered.

                    7.1.8 Judgment.

                    Unless adequately insured in the opinion of the Administrative Agent, the entry of a final judgment for the payment of money involving more than $100,000 against either Borrower or any Subsidiary, and the failure by such Borrower or such Subsidiary to discharge the same, or cause it to be discharged, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.

                    7.1.9 Default Under Other Borrowings.

                    Subject to the provisions of Section 9.19 (Default by Related Entities), default shall be made with respect to any Indebtedness for Borrowed Money of either of the Borrowers in excess of $250,000 in the aggregate if the effect of such default is to accelerate the maturity of such Indebtedness for Borrowed Money or to permit the holder or obligee thereof or other party thereto to cause such Indebtedness for Borrowed Money to become due prior to its stated maturity.

                    7.1.10 Challenge to Agreements.

                    Either Borrower shall challenge the validity and binding effect of any provision of any of the Financing Documents or shall state its intention to make such a challenge of any of the Financing Documents or any of the Financing Documents shall for any reason (except to the extent permitted by its express terms) cease to be effective.

                    7.1.11 Material Adverse Change.

                    The Administrative Agent, in its sole discretion, determines in good faith that a material adverse change has occurred in the financial condition of either of the Borrowers.

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                    7.1.12 Impairment of Position.

                    The Administrative Agent, in its sole discretion, determines in good faith that an event has occurred which impairs the prospect of payment of any of the Obligations.

                    7.1.13 Liquidation, Termination, Dissolution, Change in Management, etc.

                    Either Borrower shall liquidate, dissolve or terminate its existence or any change occurs in the executive management of either Borrower without the prior written consent of the Administrative Agent.

     Section 7.2 Remedies.

         Upon the occurrence of any Default or Event of Default, the Administrative Agent may, in the exercise of its sole and absolute discretion from time to time, and shall, at the direction of the Requisite Lenders, at any time thereafter exercise any one or more of the following rights, powers or remedies.

                    7.2.1 Acceleration.

                    The Administrative Agent may declare any or all of the Obligations to be immediately due and payable, notwithstanding anything contained in this Agreement or in any of the other Financing Documents to the contrary, without presentment, demand, protest, notice of protest or of dishonor, or other notice of any kind, all of which the Borrowers hereby waive.

                    7.2.2 Further Advances.

                    The Administrative Agent may from time to time without notice to the Borrowers suspend, terminate or limit any further advances, loans or other extensions of credit under the Commitments, under this Agreement and/or under any of the other Financing Documents. So long as (a) a Default pursuant to
Section 7.1.3 (Failure to Comply with Specific Covenants) exists and prior to delivery of the Compliance Certificate required pursuant to such Section or (b) a Default exists pursuant to Section 7.1.4 (Failure to Comply with Other Covenants), no further advances, loans or other extensions of credit requested by the Borrowers under the Commitments, under this Agreement and/or any of the other Financing Documents shall be made. Further, upon the occurrence of an Event of Default or Default specified in Sections 7.1.6 (Receiver; Bankruptcy) or 7.1.7 (Involuntary Bankruptcy, etc.), the Commitments and any agreement in any of the Financing Documents to provide additional credit and/or to issue Letters of Credit shall immediately and automatically terminate and the unpaid principal amount of the Notes (with accrued interest thereon) and all other Obligations then outstanding, shall immediately become due and payable without further action of any kind and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers.

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                    7.2.3 Performance by Administrative Agent.

                    If the Borrowers shall fail to pay the Obligations and the Agents' Obligations or otherwise fail to perform, observe or comply with any of the conditions, covenants, terms, stipulations or agreements contained in this Agreement or any of the other Financing Documents, the Administrative Agent without notice to or demand upon the Borrowers and without waiving or releasing any of the Obligations or any Default or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrowers, and may enter upon the premises of the Borrowers for that purpose and take all such action thereon as the Administrative Agent may consider necessary or appropriate for such purpose and each of the Borrowers hereby irrevocably appoints the Administrative Agent as its attorney-in-fact to do so, with power of substitution, in the name of the Administrative Agent, in the name of any or all of the Lenders, or in the name of any or all of the Borrowers or otherwise, for the use and benefit of the Administrative Agent, but at the cost and expense of the Borrowers and without notice to the Borrowers. All sums so paid or advanced by the Administrative Agent together with interest thereon from the date of payment, advance or incurring until paid in full at the Post-Default Rate and all costs and expenses, shall be deemed part of the Enforcement Costs, shall be paid by the Borrowers to the Administrative Agent on demand, and shall constitute and become a part of the Administrative Agent's Obligations.

                    7.2.4 Other Remedies.

                    The Administrative Agent may from time to time proceed to protect or enforce the rights of the Administrative Agent and/or any of the Lenders by an action or actions at law or in equity or by any other appropriate proceeding, whether for the specific performance of any of the covenants contained in this Agreement or in any of the other Financing Documents, or for an injunction against the violation of any of the terms of this Agreement or any of the other Financing Documents, or in aid of the exercise or execution of any right, remedy or power granted in this Agreement, the Financing Documents, and/or applicable Laws. The Administrative Agent and each of the Lenders is authorized to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of any or all of the Borrowers now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Administrative Agent, any of the Lenders or any Affiliate of the Administrative Agent or any of the Lenders.

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                    7.2.5 Recordation of Deeds of Trust.

                    Upon the  occurrence  of an Event of Default  under  Section
7.1.1 (Failure to Pay), Section 7.1.3 (Failure to Comply with Specific Covenants), Section 7.1.6 (Receiver; Bankruptcy), Section 7.1.7 (Involuntary Bankruptcy), Section 7.1.8 (Judgment), Section 7.1.9 (Default Under Other Borrowings) or Section 7.1.13 (Liquidation, Termination, Dissolution), the Administrative Agent shall be entitled to record immediately the Deeds of Trust, at the expense of the Borrowers. Upon the occurrence of any Event of Default under any provision of this Agreement other than those specifically identified in the preceding sentence, with notice to the Borrowers, the Administrative Agent shall record the Deeds of Trust, at the expense of the Borrowers thirty
(30) days after occurrence of the Event of Default (including all applicable cure and grace periods).


                                  ARTICLE VIII
                            THE ADMINISTRATIVE AGENT

     Section 8.1  Appointment.

         Each Lender hereby designates and appoints FMB as its Administrative Agent under this Agreement and the Financing Documents, and each Lender hereby irrevocably authorizes the Administrative Agent to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the Financing Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such on the express conditions contained in this ARTICLE VIII. The provisions of this
ARTICLE VIII are solely for the benefit of the Administrative Agent and the Lenders and neither the Borrowers nor any Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as an administrative representative of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Lenders, the Borrowers or any Person. The Administrative Agent may perform any of its duties hereunder, or under the Financing Documents, by or through its agents or employees.

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     Section 8.2  Nature of Duties.

                    8.2.1 In General

                    The Administrative Agent shall have no duties, obligations or responsibilities except those expressly set forth in this Agreement or in the Financing Documents. The duties of the Administrative Agent shall be mechanical and administrative in nature. The Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrowers in connection with the extension of credit hereunder and shall make its own appraisal of the credit worthiness of the Borrowers, and the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter. If the Administrative Agent seeks the consent or approval of any of the Lenders to the taking or refraining from taking of any action hereunder, then the Administrative Agent shall send notice thereof to each Lender. The Administrative Agent shall promptly notify each Lender any time that the applicable percentage of Lenders has instructed the Administrative Agent to act or refrain from acting pursuant hereto.

                    8.2.2 Express Authorization

                    The Administrative Agent is hereby expressly and irrevocably authorized by each of the Lenders, as Administrative Agent on behalf of itself and the other Lenders:

                    (a) to receive on behalf of each of the Lenders any payment or collection on account of the Obligations and to distribute to each Lender its Pro Rata Share of all such payments and collections so received as provided in this Agreement;

                    (b) to receive all documents and items to be furnished to the Lenders under the Financing Documents (nothing contained herein shall relieve the Borrowers of any obligation to deliver any item directly to the Lenders to the extent expressly required by the provisions of this Agreement);

                    (c) to act or refrain from acting in this Agreement and in the other Financing Documents with respect to those matters so designated for the Administrative Agent;

                    (d) to act as nominee for and on behalf of the Lenders in and under this Agreement and the other Financing Documents;

                    (e) to arrange for the means whereby the funds of the Lenders are to be made available to the Borrowers;

                    (f) to distribute promptly to the Lenders, if required by the terms of this Agreement, all written information, requests, notices, Loan Notices, payments,

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Prepayments,  documents  and other items  received  from the  Borrowers or other
Person;

                    (g) to amend, modify, or waive any provisions of this Agreement or the other Financing Documents on behalf of the Lenders subject to the requirement that certain of the Lenders' consent be obtained in certain instances as provided in 9.2.2 (Circumstances Where Consent of all of the Lenders is Required) and in certain other provisions of this Agreement which require the consent of the Requisite Lenders;

                    (h) to deliver to the Borrowers and other Persons, all requests, demands, approvals, notices, and consents received from any of the Lenders;

                    (i) to exercise on behalf of each Lender all rights and remedies of the Lenders upon the occurrence of any Event of Default and/or Default specified in this Agreement and/or in any of the other Financing Documents or applicable Laws;

                    (j) to execute any of the Security Documents and any other documents on behalf of the Lenders as the secured party for the benefit of the Administrative Agent and the Lenders; and

                    (k) to take such other actions as may be requested by the Requisite Lenders.

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     Section 8.3  Rights, Exculpation, Etc.

         Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Financing Documents, or in connection herewith or therewith, except that the Administrative Agent shall be obligated on the terms set forth herein for performance of its express obligations hereunder, and except that the Administrative Agent shall be liable with respect to its own gross negligence or willful misconduct. The Administrative Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from the other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). The Administrative Agent agrees with each Lender to assist the Lenders in a reasonable manner in any Lender's efforts to recover payments due to it from one or more of the Lenders. The Administrative Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectible, or sufficiency of this Agreement or any of the Financing Documents or the transactions contemplated thereby, or for the financial condition of any Person. The Administrative Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Financing Documents or the financial condition of any Person, or the existence or possible existence of any Default or Event of Default. The Administrative Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Financing Documents the
Administrative Agent is permitted or required to take or to grant, and the Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Financing Documents until it shall have received such instructions from the applicable percentage of the Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the
Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Financing Documents in accordance with the instructions of the applicable percentage of the Lenders and notwithstanding the instructions of the Lenders, the Administrative Agent shall have no obligation to take any action if it, in good faith, believes that such action exposes the Administrative Agent to any liability and the Administrative Agent provides justification for its refusal to the Lenders.

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     Section 8.4  Reliance.

         The Administrative Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Financing Documents and its duties hereunder or thereunder, upon advice of counsel selected by it. The Administrative Agent may deem and treat the original Lenders as the owners of the respective Notes for all purposes until receipt by the Administrative Agent of a written notice of assignment, negotiation or transfer of any interest therein by the Lenders in accordance with the terms of this Agreement. Any interest, authority or consent of any holder of any of the Notes shall be conclusive and binding on any subsequent holder, transferee, or assignee of such Notes. The Administrative Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by the Administrative Agent in its sole discretion.

     Section 8.5  Indemnification.

         Each Lender, severally, agrees to reimburse and indemnify the Administrative Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements including, without limitation, Enforcement Costs, of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any of the Financing Documents or any action taken or omitted by the Administrative Agent under this Agreement for any of the Financing Documents, in proportion to each Lender's Pro Rata Share, all of the foregoing as they may arise, be asserted or be imposed from time to time; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. The obligations of the Lenders under this Section 8.5 shall survive the payment in full of the Obligations and the termination of this Agreement.

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     Section 8.6  FMB Individually.

         With respect to its Commitments and the Revolving Loan made by it, and the Notes issued to it, FMB shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "the Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include FMB in its individual capacity as a Lender or one of the Requisite Lenders. FMB and its Affiliates may lend money to, accept deposits from and generally engage in any kind of banking, trust or other business with the Borrowers, any Affiliate of either Borrower, or any other Person or any of their officers, directors and employees as if FMB were not acting as the Administrative Agent pursuant hereto and the Administrative Agent may accept fees and other consideration from the Borrowers, any Affiliate of the Borrowers or any of their officers, directors and employees (in addition to the Agency Fees or other arrangement fees heretofore agreed to between the Borrowers and the Administrative Agent) for services in connection with this Agreement or otherwise without having to account for or share the same with the Lenders.

     Section 8.7  Successor Administrative Agent.

                    8.7.1 Resignation.

                    The Administrative Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty
(30) Business Days' prior written notice to the Borrowers and the Lenders. Such resignation shall take effect upon the acceptance by a successor Administrative Agent of appointment pursuant to Section 8.7.2 (Appointment of Successor) or as otherwise provided below.

                    8.7.2 Appointment of Successor.

                    Upon any such  notice of  resignation  pursuant  to  Section
8.7.1 (Resignation), the Requisite Lenders shall appoint a successor to the Administrative Agent. If a successor to the Administrative Agent shall not have been so appointed within said thirty (30) Business Day period, the Administrative Agent retiring, upon notice to the Borrowers, shall then appoint a successor Administrative Agent who shall serve as the Administrative Agent until such time, as the Requisite Lenders appoint a successor the Administrative Agent as provided above.

                    8.7.3 Successor Administrative Agent.

                    Upon the acceptance of any appointment as the Administrative Agent under the Financing Documents by a successor Administrative Agent, such successor to the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Administrative Agent retiring, and the Administrative Agent retiring shall be discharged from its duties and obligations under the Financing Documents. After any
Administrative Agent's resignation as the Administrative Agent under the Financing Documents, the provisions of this ARTICLE VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under the Financing Documents.

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     Section 8.8  Administrative Agency Fee.

         The Borrowers shall pay to the Administrative Agent a loan administration and agency fee (collectively, the "Administrative Agency Fees" and individually, an "Administrative Agency Fee") in accordance with the terms and provisions of the Agency Letter Agreement dated January 8, 1999 by and between the Borrowers and the Administrative Agent.

     Section 8.9  Exercise of Remedies.

         Each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any Financing Document or to realize upon any collateral security for the Commitments, it being understood and agreed that such rights and remedies may be exercised only by the Administrative Agent.

     Section 8.10 Consents.

         (a) In the event the Administrative Agent requests the consent of a Lender and does not receive a written denial thereof, or a written notice from a Lender that due course consideration of the request requires additional time, in each case, within ten (10) Business Days after such Lender's receipt of such request, then such Lender will be deemed to have given such consent.

         (b) In the event the Administrative Agent requests the consent of a Lender and such consent is denied, then FMB may, at its option, require such Lender to assign its interest in the Revolving Loan to FMB for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest, fees and costs and expenses due such Lender under the Financing Documents, which principal, interest, fees and costs and expenses will be paid on the date of such assignment. In the event that FMB elects to require any Lender to assign its interest to FMB, FMB will so notify such Lender in writing within thirty (30) days following such Lender's denial, and such Lender will assign its interest to FMB no later than five (5) days following receipt of such notice.

     Section 8.11 Dissemination of Information.

         The Administrative Agent will provide the Lenders with any information received by the Administrative Agent from the Borrowers which is required to be provided to the Administrative Agent or to the Lenders hereunder; provided, however, that the Administrative Agent shall not be liable to any one or more the Lenders for any failure to do so, except to the extent that such failure is attributable to the Administrative Agent's gross negligence or willful misconduct.

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                                   ARTICLE IX
                                  MISCELLANEOUS

     Section 9.1  Notices.

         All notices, requests and demands to or upon the parties to this Agreement shall be in writing and shall be deemed to have been given or made when delivered by hand on a Business Day, or two (2) days after the date when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or when sent by overnight courier, on the Business Day next following the day on which the notice is delivered to such overnight courier, addressed as follows:

              Borrowers:    Mid-Atlantic Realty Trust
                            MART Limited Partnership
                            170 West Ridgely Road, Suite 300
                            Lutherville, Maryland 21093
                            Attention:  F. Patrick Hughes, President


                  Administrative
                  Agent:            FMB Bank
                                    25 South Charles Street, 12th Floor
                                    P.O. Box 1596
                                    Baltimore, Maryland 21203
                                    Attention:     David A. Kennedy
                                                   Mary Frances Isakov

                  Documentation
                  Agent:            First Union National Bank
                                    Real Estate Capital Markets
                                    REIT Banking Group
                                    One First Union Center, NC-01-66
                                    Attention:     Rex E. Rudy

Chevy Chase:      Baltimore Business Group
                  Chevy Chase Bank, FSB
                  135 East Baltimore Street
                  Baltimore, Maryland 21201
                  Attention: Robert H. Newton, Jr.


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Provident:        Provident Bank of Maryland
                  Real Estate Lending Division
                  114 East Lexington Street, 4th Floor
                  P.O. Box 1661
                  Baltimore, Maryland 21203-1661
                  Attention:    Christopher M. Nevin


         By written notice, each party to this Agreement may change the address to which notice is given to that party, provided that such changed notice shall include a street address to which notices may be delivered by overnight courier in the ordinary course on any Business Day.

     Section 9.2 Amendments; Waivers.

                    9.2.1 In General.

                    This Agreement and the other Financing Documents may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Administrative Agent, the Requisite Lenders and the Borrowers, and, to the extent provided in Section 9.2.2 (Circumstances Where Consent of all of the Lenders is Required), by an agreement in writing signed by the Administrative Agent, all of the Lenders and the Borrowers. No waiver of any provision of this Agreement or of any of the other Financing Documents, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing signed by the Requisite Lenders. No course of dealing between the Borrowers and the Administrative Agent and/or any of the Lenders and no act or failure to act from time to time on the part of the Administrative Agent and/or any of the Lenders shall constitute a waiver, amendment or modification of any provision of this Agreement or any of the other Financing Documents or any right or remedy under this Agreement, under any of the other Financing Documents or under applicable Laws. Without implying any limitation on the foregoing, and subject to the provisions of Section 9.2.2 (Circumstances Where Consent of all of the Lenders is Required):

                         (a) Any waiver or consent  shall be  effective  only in
                    the specific instance, for the terms and purpose for which given, subject to such conditions as the Administrative Agent and Lenders may specify in any such instrument.

                         (b) No waiver of any Default or Event of Default  shall
                    extend to any subsequent or other Default or Event of Default, or impair any right consequent thereto.

                         (c) No notice to or demand on the Borrowers in any case
                    shall entitle the Borrowers to any other or further notice or demand in the same, similar or other circumstance.

                         (d) No failure or delay by the  Lenders to insist  upon
                    the

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






               strict performance of any term, condition, covenant or agreement of this Agreement or of any of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver, amendment or modification of any such term, condition, covenant or agreement or of any such breach or preclude the Lenders from exercising any such right, power or remedy at any time or times.

                         (e) By  accepting  payment  after  the due  date of any
                    amount payable under this Agreement or under any of the other Financing Documents, the Lenders shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare a default for failure to effect such prompt payment of any such other amount.

                    9.2.2 Circumstances Where Consent of all of the Lenders is Required.

                    Notwithstanding anything to the contrary contained herein, no amendment, modification, change or waiver shall be effective without the consent of all of the Lenders to:

                         (a) extend the maturity of the principal of, or interest on, any Note or of any of the other Obligations;

                         (b) reduce the  principal  amount of any Note or of any
                    of the other Obligations, the rate of interest thereon or the Fees due to the Lenders, except as expressly permitted therein;

                         (c) change the aggregate Commitments;

                         (d) change the date of payment of principal of, or interest on, any Note or of any of the other Obligations;

                         (e) change the method of calculation utilized in connection with the computation of interest and Fees;

                         (f) change the  manner of pro rata  application  by the
                    Administrative Agent of payments made by the Borrowers, or any other payments required hereunder or under the other Financing Documents;

                         (g) modify this Section, Section 8.11 (Dissemination of
                    Information), or the definition of "Requisite Lenders";

                         (h) release or agree to subordinate any material portion of any collateral or Financing Document (except to the extent provided herein or therein); or

                         (i) waive the performance, observance or compliance
                    with  or  amend  Section  6.1.14  (Financial  Covenants)  or
                    Section 6.2 (Negative Covenants).

         Additionally, no change may be made to the amount of a Lender's Commitment or to the Lender's percentage of all Commitments without the prior written consent of that Lender.

     Section 9.3 Cumulative Remedies.

         The rights, powers and remedies provided in this Agreement and in the other Financing Documents are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order as the Administrative Agent shall determine, subject to the provisions of this Agreement, and are in addition to, and not exclusive of, rights, powers and remedies provided by existing or future applicable Laws. In order to entitle the Administrative Agent to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement. Without limiting the generality of the foregoing and subject to the terms of this Agreement, the Administrative Agent may:

                    (a) proceed against either of the Borrowers with or without proceeding against any other Person who may be liable (by endorsement, guaranty, indemnity or otherwise) for all or any part of the Obligations;

                    (b) proceed against either of the Borrowers with or without proceeding under any of the other Financing Documents or against any collateral and security for all or any part of the Obligations;

                    (c) without reducing or impairing the obligation of the Borrowers and without notice, release or compromise with any guarantor or other Person liable for all or any part of the Obligations under the Financing Documents or otherwise;

                    (d) without reducing or impairing the obligations of the Borrowers and without notice thereof:

                         (i) fail to perfect  the Lien in any or all  collateral
                    or to release any or all collateral or to accept substitute collateral;

                         (ii) approve the making of advances under the Revolving
                    Loan under this Agreement;

                         (iii) waive any provision of this Agreement or the other Financing Documents;

                         (iv) exercise or fail to exercise  rights of set-off or
                    other rights; or

                         (v) accept partial payments or extend from time to time
                    the maturity of all or any part of the Obligations.

     Section 9.4  Severability.

         In case one or more provisions, or part thereof, contained in this Agreement or in the other Financing Documents shall be invalid, illegal or unenforceable in any respect under any Law, then without need for any further agreement, notice or action:

                    (a)  the  validity,   legality  and  enforceability  of  the
remaining provisions shall remain effective and binding on the parties thereto and shall not be affected or impaired thereby;

                    (b) the obligation to be fulfilled shall be reduced to the limit of such validity;

                    (c) if such provision or part thereof pertains to repayment of the Obligations, then, at the sole and absolute discretion of the Administrative Agent, all of the Obligations of the Borrowers to the Agents and the Lenders shall become immediately due and payable; and

                    (d) if the affected provision or part thereof does not pertain to repayment of the Obligations, but operates or would prospectively operate to invalidate this Agreement in whole or in part, then such provision or part thereof only shall be void, and the remainder of this Agreement shall remain operative and in full force and effect.

     Section 9.5  Assignments by Lenders.

         Any Lender may, with the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld), but without notice to or consent of the Borrowers, assign to any Eligible Assignee (each an "Assignee" and collectively, the "Assignees") all or a portion of such Lender's Commitments; provided that, after giving effect to such assignment, such Lender must continue to hold a Pro Rata Share of the Commitments at least equal to fifty percent (50%) of its Pro Rata Share of the Commitments as of the date hereof and the minimum amount which may be assigned shall be Five Million Dollars ($5,000,000). Any Lender that elects to make such an assignment shall pay to the Administrative Agent, for the exclusive benefit of the Administrative Agent, an administrative fee for processing each such assignment in the amount of Three Thousand Five Hundred Dollars ($3,500.00). Such Lender and its Assignee shall notify the Administrative Agent and the Borrowers in writing of the date on which the assignment is to be effective (the "Adjustment Date"). On or before the Adjustment Date, the assigning Lender, the Administrative Agent, the Borrowers and the respective Assignee shall execute and deliver a written assignment agreement in the form of EXHIBIT "E" attached hereto and made a part hereof, which shall constitute an amendment to this Agreement to the extent necessary to reflect such assignment. Upon the request of any assigning Lender following an assignment made in accordance with this Section 9.5, the Borrowers shall issue new Notes to the assigning Lender and its Assignee reflecting such assignment, in exchange for the existing Notes held by the assigning Lender.

         In addition, notwithstanding the foregoing, any Lender may at any time pledge all or any portion of such Lender's rights under this Agreement, any of the Commitments or any of the Obligations to a Federal Reserve Bank.

     Section 9.6  Participations by Lenders.
                  -------------------------

         Any Lender may at any time sell to one or more financial institutions participating interests in any of such Lender's Obligations or Commitments; provided, however, that (a) no such participation shall relieve such Lender from its obligations under this Agreement or under any of the other Financing Documents to which it is a party, (b) such Lender shall remain solely responsible for the performance of its obligations under this Agreement and under all of the other Financing Documents to which it is a party, and (c) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Financing Documents.

     Section 9.7  Disclosure of Information by Lenders.
                  -------------------------------------

         In connection with any sale, transfer, assignment or participation by any Lender in accordance with Section 9.5 (Assignments by Lenders) or Section
9.6 (Participations by Lenders), each Lender shall have the right to disclose to any actual or potential purchaser, assignee, transferee or participant all financial records, information, reports, financial statements and documents obtained in connection with this Agreement and/or any of the other Financing Documents or otherwise.

     Section 9.8  Successors and Assigns.
                  ----------------------

         This Agreement and all other Financing Documents shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and the Lenders and their respective heirs, personal representatives, successors and assigns, except that the Borrowers shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Administrative Agent and the Requisite Lenders of the Lenders.

     Section 9.9  Continuing Agreements.
                  ---------------------

         All covenants, agreements, representations and warranties made by the Borrowers in this Agreement, in any of the other Financing Documents, and in any certificate delivered pursuant hereto or thereto shall survive the making by the Lenders of the Revolving Loan, the issuance of Letters of Credit by the Administrative Agent and the execution and delivery of the Notes, shall be binding upon the Borrowers regardless of how long before or after the date hereof any of the Obligations were or are incurred, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid. From time to time upon the Administrative Agent's request, and as a condition of the release of any one or more of the Security Documents, the Borrowers and other Persons obligated with respect to the Obligations shall provide the Administrative Agent with such acknowledgments and agreements as the Administrative Agent may require to the effect that there exists no defenses, rights of setoff or recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the Administrative Agent, any or all of the Lenders, and/or any of its or their Administrative Agents and others, or to the extent there are, the same are waived and released.

     Section 9.10  Enforcement Costs.
                   -----------------

         The Borrowers agree to pay to the Administrative Agent on demand all Enforcement Costs, together with interest thereon from the date incurred or advanced until paid in full at a per annum rate of interest equal at all times to the Post-Default Rate. Enforcement Costs shall be immediately due and payable at the time advanced or incurred, whichever is earlier. Without implying any limitation on the foregoing, the Borrowers agree, as part of the Enforcement Costs, to pay upon demand any and all recordation, stamp and other Taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Financing Documents and to save the Administrative Agent and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay any Taxes or fees referred to in this Section. The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of the other Obligations and shall survive the termination of this Agreement.

     Section 9.11  Applicable Law; Jurisdiction.

                    9.11.1 Applicable Law.

                    As a material inducement to the Agents and the Lenders to enter into this Agreement, each of the Borrowers acknowledges and agrees that the Financing Documents, including, this Agreement, shall be governed by the Laws of the State, as if each of the Financing Documents and this Agreement had each been executed, delivered, administered and performed solely within the State even though for the convenience and at the request of the Borrowers, one or more of the Financing Documents may be executed elsewhere. The Agents and the Lenders acknowledge, however, that remedies under certain of the Financing Documents that relate to property outside the State may be subject to the laws of the state in which the property is located.

                    9.11.2 Submission to Jurisdiction.

                    Each of the Borrowers irrevocably submits to the jurisdiction of any state or federal court sitting in the State over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents. Each of the Borrowers irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Borrowers and may be enforced in any court in which the Borrowers are subject to jurisdiction, by a suit upon such judgment, provided that service of process is effected upon the Borrowers in one of the manners specified in this Section or as otherwise permitted by applicable Laws.

                    9.11.3 Service of Process.

                    Each of the Borrowers hereby consents to process being served in any suit, action or proceeding of the nature referred to in this Section by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Borrower at the Borrower's address designated in or pursuant to Section 9.1 (Notices). The Borrowers irrevocably agree that such service (y) shall be deemed in every respect effective service of process upon the Borrowers in any such suit, action or proceeding, and (z) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Borrowers. Nothing in this Section shall affect the right of the Administrative Agent to serve process in any manner otherwise permitted by law or limit the right of the Administrative Agent otherwise to bring proceedings against the Borrowers in the courts of any jurisdiction or jurisdictions.

     Section 9.12  Duplicate Originals and Counterparts.
                   ------------------------------------

         This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

     Section 9.13  Headings.

         The headings in this Agreement are included herein for convenience only, shall not constitute a part of this Agreement for any other purpose, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     Section 9.14  No Agency.

         Nothing herein contained shall be construed to constitute the Borrowers as the Administrative Agent of the Administrative Agent or any of the Lenders for any purpose whatsoever or to permit the Borrowers to pledge any of the credit of the Administrative Agent or any of the Lenders. Neither the Administrative Agent nor any of the Lenders shall be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of any collateral wherever the same may be located and regardless of the cause thereof. Neither the Administrative Agent nor any of the Lenders shall, by anything herein or in any of the Financing Documents or otherwise, assume either of the Borrowers' obligations under any contract or agreement assigned to the Administrative Agent and/or the Lenders, and neither the Administrative Agent nor any of the Lenders shall be responsible in any way for the performance by the Borrowers of any of the terms and conditions thereof.

     Section 9.15  Date of Payment.
                   ---------------

         Should the principal of or interest on the Notes become due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and in the case of principal, interest shall be payable thereon at the rate per annum specified in the Notes during such extension.

     Section 9.16  Entire Agreement.
                   ----------------

         This Agreement is intended by the Administrative Agent, the Lenders and the Borrowers to be a complete, exclusive and final expression of the agreements contained herein. Neither the Administrative Agent, the Lenders nor the Borrowers shall hereafter have any rights under any prior agreements pertaining to the matters addressed by this Agreement but shall look solely to this Agreement for definition and determination of all of their respective rights, liabilities and responsibilities under this Agreement.

     Section 9.17  Waiver of Trial by Jury.
                   ------------------------

         THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY JOINTLY AND SEVERALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWERS, OR EITHER OF THEM, AND THE ADMINISTRATIVE AGENT AND/OR ANY OR ALL OF THE LENDERS MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT, (B) ANY OF THE FINANCING DOCUMENTS, OR (C) ANY COLLATERAL. THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.

         This waiver is knowingly, willingly and voluntarily made by the Borrowers, the Administrative Agent and the Lenders, and the Borrowers, the Administrative Agent and the Lenders hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Borrowers, the Administrative Agent and the Lenders further represent that they have been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

     Section 9.18  Liability of the Administrative Agent and the Lenders.
                   ------------------------------------------------------

         The Borrowers hereby agree that neither the Administrative Agent nor any of the Lenders shall be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by the Administrative Agent and/or any of the Lenders in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in any collateral or other security for the Obligations.

         By accepting or approving anything required to be observed, performed or fulfilled by the Borrowers or to be given to the Administrative Agent and/or any of the Lenders pursuant to this Agreement or any of the other Financing Documents, neither the Administrative Agent nor any of the Lenders shall be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by the Administrative Agent and/or the Lenders.

     Section 9.19  Default By Related Entities.
                   ---------------------------

         A payment default or any other default by the Borrowers or any entity in which one or more of them has a controlling interest with respect to any Indebtedness for Borrowed Money which is non-recourse and secured solely by one or more properties shall not constitute an Event of Default if (a) the default does not cause an event of default under Section 6.1.14 (Financial Covenants),
(b) no assets other than the property or properties securing the indebtedness in default is subject to recourse for payment of the indebtedness, and (c) the Borrowers have promptly notified the Administrative Agent of the default and provided the Administrative Agent a current Compliance Certificate in the form of Exhibit B taking into account the default that has occurred and the impact of the collection of the indebtedness by the lender to whom it is owed.

         IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement under their respective seals as of the day and year first written above.

WITNESS OR ATTEST:                         MID-ATLANTIC REALTY TRUST



_________________________                  By:____________________________(Seal)
                                              Paul F. Robinson
                                              Vice President


WITNESS OR ATTEST:                         MART LIMITED PARTNERSHIP
                                           By:  Mid-Atlantic Realty Trust,
                                                General Partner



_________________________                  By:____________________________(Seal)
                                              Paul F. Robinson
                                              Vice President

WITNESS:                                 FMB BANK
                                         in its capacity as Administrative Agent



_________________________                By:____________________________(Seal)
                                            Mary Frances Isakov
                                            Assistant Vice President



_________________________                By:____________________________(Seal)
                                            David A. Kennedy
                                            Vice President
                                            Address: FMB Bank
                                                     25 South Charles Street,
                                                      12th Floor
                                                     P.O. Box 1596
                                                     Baltimore, Maryland 21203
                                                     Attention: David A. Kennedy


WITNESS:                                 FMB BANK
                                         in its capacity as a Lender



_________________________                By:____________________________(Seal)
                                            Mary Frances Isakov
                                            Assistant Vice President



_________________________                By:____________________________(Seal)
                                            David A. Kennedy
                                            Vice President
                                            Address: FMB Bank
                                                     25 South Charles Street,
                                                      12th Floor
                                                     P.O. Box 1596
                                                     Baltimore, Maryland 21203
                                                     Attention: David A. Kennedy

WITNESS:                                 FIRST UNION NATIONAL BANK
                                         in its capacity as Documentation Agent



_________________________                By:____________________________(Seal)
                                            Name:
                                            Title:
                                            Address: Real Estate Capital Markets
                                                     REIT Banking Group
                                                     One First Union Center,
                                                     NC-01-66
                                                     Attention: Rex E. Rudy


WITNESS:                                 FIRST UNION NATIONAL BANK
                                         in its capacity as a Lender



_________________________                By:____________________________(Seal)
                                            Name:
                                            Title:
                                            Address: Real Estate Capital Markets
                                                     REIT Banking Group
                                                     One First Union Center,
                                                     NC-01-66
                                                     Attention: Rex E. Rudy

WITNESS:                                 PROVIDENT BANK OF MARYLAND
                                         in its capacity as a Lender



_________________________               By:____________________________(Seal)
                                            Christopher M. Nevin
                                            Vice President
                                        Address: Provident Bank of Maryland
                                                 Real Estate Lending
                                                 Division
                                                 114 East Lexington Street,
                                                 4th Floor
                                                 P.O. Box 1661
                                                 Baltimore, Maryland 21203-1661
                                                 Attention: Christopher M. Nevin

WITNESS:                                CHEVY CHASE BANK, FSB
                                        in its capacity as a Lender



_________________________               By:____________________________(Seal)
                                           Name:
                                           Title:
                                           Address: Baltimore Business Group
                                                    Chevy Chase Bank, FSB
                                                    135 East Baltimore Street
                                                    Baltimore, Maryland 21201
                                                    Attention: Robert H. Newton,
                                                                Jr.

                                LIST OF EXHIBITS

Revolving Credit Note

Compliance Certificate

Financial Condition Certificate - Closing

Financial Condition Certificate - Post Closing

Assignment and Assumption Agreement

Financing Agreement

                                LIST OF SCHEDULES

Schedule 3.1.9             Litigation

Schedule 3.1.12            Indebtedness for Borrowed Money

Schedule 4.1.6             Unencumbered Properties



                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS                                                                                             1

Section 1.1       Certain Defined Terms.                                                                          1
Section 1.2       Accounting Terms and Other Definitional Provisions.                                            17

ARTICLE II THE CREDIT FACILITIES                                                                                 17

Section 2.1       The Revolving Credit Facility.                                                                 17
         2.1.1    Revolving Credit Facility.                                                                     17
         2.1.2    Procedure for Making Advances Under the Revolving Loan; Lender Protection Loans.               18
         2.1.3    Revolving Credit Notes.                                                                        19
         2.1.4    Optional Prepayments of Revolving Loan.                                                        20
         2.1.5    Revolving Loan Account.                                                                        20
         2.1.6    Revolving Credit Unused Line Fee.                                                              20
         2.1.7    Cancellation Fee.                                                                              21
Section 2.2       The Letter of Credit Facility.                                                                 21
         2.2.1    Letters of Credit.                                                                             21
         2.2.2    Letter of Credit Fees.                                                                         21
         2.2.3    Terms of Letters of Credit; Post-Termination Date Letters of Credit.                           22
         2.2.4    Procedures for Letters of Credit.                                                              23
         2.2.5    Payments of Letters of Credit.                                                                 23
         2.2.6    Change in Law; Increased Cost.                                                                 24
         2.2.7    General Letter of Credit Provisions.                                                           25
         2.2.8    Participations in the Letters of Credit.                                                       26
         2.2.9    Payments by the Lenders to the Administrative Agent.                                           26
Section 2.3       General Financing Provisions.                                                                  27
         2.3.1    Borrowers' Representatives.                                                                    27
         2.3.2    Computation of Interest and Fees.                                                              29
         2.3.3    Commitment Fee.                                                                                29
         2.3.4    Extension Fee.                                                                                 29
         2.3.5    Payments.                                                                                      29
         2.3.6    Liens; Setoff.                                                                                 29
         2.3.7    Requirements of Law.                                                                           30
         2.3.8    Guaranty.                                                                                      30
Section 2.4       Interest.                                                                                      33
         2.4.1    Applicable Interest Rates.                                                                     33
         2.4.2    Selection of Interest Rates.                                                                   34
         2.4.3    Inability to Determine Eurodollar Base Rate.                                                   36
         2.4.4    Indemnity.                                                                                     36
         2.4.5    Payment of Interest.                                                                           37
Section 2.5       Settlement Among Lenders.                                                                      37
         2.5.1    Revolving Loan.                                                                                37
         2.5.2    Settlement Procedures as to Revolving Loan.                                                    38
         2.5.3    Settlement of Other Obligations.                                                               40
         2.5.4    Presumption of Payment.                                                                        41

                                        i



ARTICLE III REPRESENTATIONS AND WARRANTIES                                                                       42


Section 3.1       Representations and Warranties.                                                                42
         3.1.1    Standing.                                                                                      42
         3.1.2    Power and Authority.                                                                           42
         3.1.3    Binding Agreements.                                                                            42
         3.1.4    No Conflicts.                                                                                  42
         3.1.5    No Defaults, Violations.                                                                       43
         3.1.6    Compliance with Laws.                                                                          43
         3.1.7    Margin Stock.                                                                                  43
         3.1.8    Investment Company Act; Margin Securities.                                                     43
         3.1.9    Litigation.                                                                                    44
         3.1.10   Financial Condition.                                                                           44
         3.1.11   Full Disclosure.                                                                               44
         3.1.12   Indebtedness for Borrowed Money.                                                               44
         3.1.13   Taxes.                                                                                         45
         3.1.14   ERISA.                                                                                         45
         3.1.15   Title to Properties.                                                                           45
         3.1.16   Presence of Hazardous Materials or Hazardous Materials Contamination.                          46
         3.1.17   Year 2000 Representations and Warranties.                                                      46
Section 3.2       Survival; Updates of Representations and Warranties.                                           46

ARTICLE IV CONDITIONS PRECEDENT                                                                                  47

Section 4.1       Conditions to the Initial Advance and Initial Letter of Credit.                                47
         4.1.1    Organizational Documents - Borrowers.                                                          47
         4.1.2    Opinion of Borrowers' Counsel.                                                                 48
         4.1.3    Consents, Licenses, Approvals, Etc.                                                            48
         4.1.4    Notes.                                                                                         48
         4.1.5    Financing Documents.                                                                           49
         4.1.6    Unencumbered Properties.                                                                       49
         4.1.7    Other Financing Documents.                                                                     50
         4.1.8    Other Documents, Etc.                                                                          50
         4.1.9    Payment of Fees.                                                                               50
         4.1.10   Solvency.                                                                                      50
         4.1.11   Letters of Credit.                                                                             50
Section 4.2       Conditions to all Extensions of Credit.                                                        51
         4.2.1    Compliance.                                                                                    51
         4.2.2    Default.                                                                                       51
         4.2.3    Representations and Warranties.                                                                51
         4.2.4    Adverse Change.                                                                                51
         4.2.5    Legal Matters.                                                                                 51

ARTICLE V Unencumbered Properties.                                                                               51

Section 5.1       Unencumbered Properties as of the Closing Date.                                                51
Section 5.2       Addition of Unencumbered Properties                                                            52
Section 5.3       Removal of Properties from the Unencumbered Properties.                                        52

ARTICLE VI COVENANTS OF THE BORROWERS                                                                            52

Section 6.1       Affirmative Covenants.                                                                         52
         6.1.1    Financial Statements.                                                                          52

                                       ii



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         6.1.2    Reports to SEC and to Stockholders.                                                            54
         6.1.3    Recordkeeping, Rights of Inspection, Etc.                                                      54
         6.1.4    REIT Existence.                                                                                54
         6.1.5    Partnership Existence.                                                                         55
         6.1.6    Compliance with Laws.                                                                          55
         6.1.7    Preservation of Properties.                                                                    55
         6.1.8    Line of Business.                                                                              55
         6.1.9    Insurance.                                                                                     55
         6.1.10   Taxes.                                                                                         56
         6.1.11   ERISA.                                                                                         56
         6.1.12   Notification of Events of Default and Adverse Developments.                                    56
         6.1.13   Hazardous Materials; Contamination.                                                            57
         6.1.14   Financial Covenants.                                                                           58
         6.1.15   Investments in Real Estate Assets.                                                             59
         6.1.16   Deeds of Trust a Contemporaneous Exchange; Financial Condition Certificates.                   59
         6.1.17   Deeds of Trust.                                                                                59
Section 6.2       Negative Covenants.                                                                            59
         6.2.1    Merger, Acquisition or Sale of Assets.                                                         60
         6.2.2    Indebtedness.                                                                                  60
         6.2.3    Loans and Other Transactions.                                                                  60
         6.2.4    Distributions.                                                                                 61
         6.2.5    Liens.                                                                                         61
         6.2.6    Transactions with Affiliates.                                                                  61
         6.2.7    Other Businesses.                                                                              61
         6.2.8    ERISA Compliance.                                                                              61
         6.2.9    Prohibition on Hazardous Materials.                                                            61
         6.2.10   Amendments.                                                                                    62
         6.2.11   Method of Accounting; Fiscal Year.                                                             62

ARTICLE VII DEFAULT AND RIGHTS AND REMEDIES                                                                      62

Section 7.1       Events of Default.                                                                             62
         7.1.1    Failure to Pay.                                                                                62
         7.1.2    Breach of Representations and Warranties.                                                      62
         7.1.3    Failure to Comply with Specific Covenants.                                                     63
         7.1.4    Failure to Comply with Other Covenants.                                                        63
         7.1.5    Default Under Other Financing Documents or Obligations.                                        63
         7.1.6    Receiver; Bankruptcy.                                                                          63
         7.1.7    Involuntary Bankruptcy, etc.                                                                   63
         7.1.8    Judgment.                                                                                      64
         7.1.9    Default Under Other Borrowings.                                                                64
         7.1.10   Challenge to Agreements.                                                                       64
         7.1.11   Material Adverse Change.                                                                       64
         7.1.12   Impairment of Position.                                                                        64
         7.1.13   Liquidation, Termination, Dissolution, Change in Management, etc.                              65
Section 7.2       Remedies.                                                                                      65
         7.2.1    Acceleration.                                                                                  65
         7.2.2    Further Advances.                                                                              65
         7.2.3    Performance by Administrative Agent.                                                           65
         7.2.4    Other Remedies.                                                                                66
         7.2.5    Recordation of Deeds of Trust.                                                                 66

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ARTICLE VIII THE ADMINISTRATIVE AGENT                                                                            67

Section 8.1       Appointment.                                                                                   67
Section 8.2       Nature of Duties.                                                                              67
         8.2.1    In General                                                                                     67
         8.2.2    Express Authorization                                                                          67
Section 8.3       Rights, Exculpation, Etc.                                                                      68
Section 8.4       Reliance.                                                                                      69
Section 8.5       Indemnification.                                                                               70
Section 8.6       FMB Individually.                                                                              70
Section 8.7       Successor Administrative Agent.                                                                70
         8.7.1    Resignation.                                                                                   70
         8.7.2    Appointment of Successor.                                                                      70
         8.7.3    Successor Administrative Agent.                                                                71
Section 8.8       Administrative Agency Fee.                                                                     71
Section 8.9       Exercise of Remedies.                                                                          71
Section 8.10      Consents.                                                                                      71
Section 8.11      Dissemination of Information.                                                                  72

ARTICLE IX MISCELLANEOUS                                                                                         72

Section 9.1       Notices.                                                                                       72
Section 9.2       Amendments; Waivers.                                                                           73
         9.2.1    In General.                                                                                    73
         9.2.2    Circumstances Where Consent of all of the Lenders is Required.                                 74
Section 9.3       Cumulative Remedies.                                                                           75
Section 9.4       Severability.                                                                                  76
Section 9.5       Assignments by Lenders.                                                                        76
Section 9.6       Participations by Lenders.                                                                     77
Section 9.7       Disclosure of Information by Lenders.                                                          77
Section 9.8       Successors and Assigns.                                                                        77
Section 9.9       Continuing Agreements.                                                                         77
Section 9.10      Enforcement Costs.                                                                             78
Section 9.11      Applicable Law; Jurisdiction.                                                                  78
         9.11.1   Applicable Law.                                                                                78
         9.11.2   Submission to Jurisdiction.                                                                    78
         9.11.3   Service of Process.                                                                            79
Section 9.12      Duplicate Originals and Counterparts.                                                          79
Section 9.13      Headings.                                                                                      79
Section 9.14      No Agency.                                                                                     79
Section 9.15      Date of Payment.                                                                               79
Section 9.16      Entire Agreement.                                                                              80
Section 9.17      Waiver of Trial by Jury.                                                                       80
Section 9.18      Liability of the Administrative Agent and the Lenders.                                         80
Section 9.19      Default By Related Entities.                                                                   81



                          $75,000,000 CREDIT FACILITIES

                               FINANCING AGREEMENT


                              Dated April 23, 1999


                                 By and Between


                           MID-ATLANTIC REALTY TRUST,


                            MART LIMITED PARTNERSHIP


                                       And


                                    FMB BANK,
                             as Administrative Agent


                                       And


                           FIRST UNION NATIONAL BANK,
                             as Documentation Agent